UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

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☐	Soliciting Material Pursuant to Section 240.14a-12

VERTICALNET, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2006

To Our Shareholders:

The 2006 annual meeting of shareholders of Verticalnet, Inc. will be held at the office of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103 on May 19, 2006, beginning at 10:00 a.m. local time. At the meeting, you will be asked to act on the following matters:

(1) Election	of two directors;

(2)      To consider and vote upon an amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio of not less than 1-for-3 and not more than 1-for-7, and authorize our Board of Directors to implement the reverse stock split within this range at any time prior to the 2007 annual meeting of shareholders by filing an amendment to our Amended and Restated Articles of Incorporation;

(3)      To consider and vote upon the approval to issue shares of our common stock pursuant to our $6.6 million Senior Secured Convertible Promissory Notes in an aggregate amount exceeding 19.99% of our outstanding shares of common stock;

(4) To	consider and vote upon the approval of the Verticalnet, Inc. 2006 Omnibus Equity Compensation Plan;

(5)      To consider and vote upon an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock to 150,000,000 shares; and

(6) Any	other matters that properly come before the meeting.

All holders of record of shares of Verticalnet’s common stock at the close of business on March 1, 2006 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

YOUR VOTE IS IMPORTANT. PLEASE READ THE PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE PROXY CARD AND THEN VOTE EITHER BY MAIL BY COMPLETING THE PROXY CARD AND RETURNING IT OR BY TELEPHONE BY FOLLOWING THE VOTING INSTRUCTIONS PRINTED ON THE PROXY CARD SENT TO YOU.

By order of the Board of Directors,

Christopher G. Kuhn

Vice President, General Counsel and Secretary

                    , 2006

Malvern, Pennsylvania

400 CHESTER FIELD PARKWAY

MALVERN, PENNSYLVANIA 19355

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of shareholders of Verticalnet, Inc. to be held on May 19, 2006 (the “Annual Meeting”), beginning at 10:00 a.m. local time, at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103 and any postponements or adjournments thereof. Verticalnet first mailed these proxy materials to shareholders on or about April     , 2006.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters listed in the Notice of Annual Meeting and any other matters that properly come before the meeting. In addition, the management team will report on the performance of Verticalnet during 2005 and respond to questions from shareholders.

Who can vote at the meeting?

All shareholders of record at the close of business on March 1, 2006, or the “record date,” are entitled to vote at the Annual Meeting and any postponements or adjournments of the meeting.

What are the voting rights of the holders of the common stock?

Holders of our common stock will vote on all matters to be acted upon at the Annual Meeting. Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon at the Annual Meeting.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. If you hold your shares through a broker or other nominee, you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Everyone must check in at the registration desk at the meeting.

How do I vote?

You may attend the Annual Meeting and vote in person. Alternatively, you may vote your shares by proxy by:

•	mail, or

•	telephone

To vote by mail, simply mark, sign and date your proxy card and return it in the postage-paid envelope provided for receipt by us prior to                     , 2006 (proxy cards received after 11:59 p.m.,                     , 2006 will not be counted). The enclosed proxy card contains instructions for telephone voting, which is available to shareholders 24 hours a day, 7 days a week until 10:00 a.m., Malvern, Pennsylvania time on May 18, 2006.

Please note that if your shares are held in “street name,” you must check the proxy card or contact your broker or nominee to determine if you will be able to vote by telephone. If you want to vote in person at the Annual Meeting and you hold Verticalnet common stock in street name, you must obtain a proxy card from your broker and bring that proxy card to the Annual Meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the record date.

Please also note that by casting your vote by proxy in any of the ways listed above, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions.

Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential except in certain circumstances where it is important to protect the interests of Verticalnet and its shareholders.

What if I do not indicate my preference on the proxy card?

If you do not indicate how you would like your shares to be voted with respect to a particular proposal, your shares will be voted FOR the election of the nominated slate of directors. As to other matters as may properly come before the meeting (or any adjournments or postponements thereof), the proxy holders will vote as recommended by the Board of Directors. If no such recommendation is made, the proxy holders will be authorized to vote upon such matters in their own discretion.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Verticalnet either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request to recast your vote. Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy.

What constitutes a quorum?

As of the record date, Verticalnet had 51,508,660 shares of its common stock outstanding. The presence at the Annual Meeting, in person or by proxy, of the holders entitled to cast at least a majority of votes which all shareholders are entitled to cast as of the record date will constitute a quorum. Broker non-votes, abstentions and votes withheld count as shares present at the Annual Meeting for purposes of a quorum. With respect to Proposal No. 3, however, a different standard will constitute a quorum for that proposal. See Approval to Issue Shares of Our Common Stock Exceeding 19.99% of Our Outstanding Shares of Common Stock on page 15 of this proxy statement.

What are the recommendations of the Board of Directors?

Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends a vote

•	FOR the election of the nominated slate of directors;

•	FOR an amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio of not less than 1-for-3 and not more than 1-for-7, and authorize our Board of Directors to implement the reverse stock split within this range at any time prior to the 2007 annual meeting of shareholders by filing an amendment to our Amended and Restated Articles of Incorporation;

•	FOR the approval to issue shares of our common stock pursuant to our $6.6 million Senior Secured Convertible Promissory Notes in an aggregate amount exceeding 19.99% of our outstanding shares of common stock;

•	FOR the approval of the Verticalnet, Inc. 2006 Omnibus Equity Compensation Plan; and

•	FOR an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock to 150,000,000 shares.

The proxy holders will vote as recommended by the Board of Directors with respect to any other matter that properly comes before the Annual Meeting. If the Board of Directors gives no recommendation on any such matter, the proxy holders will vote in their own discretion.

What vote is required to approve each proposal?

Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Thus, the two candidates with the most affirmative votes will be elected at the Annual Meeting.

Approval to Issue of Shares of Our Common Stock Exceeding 19.99% of Our Outstanding Shares of Common Stock. The affirmative vote of a majority of the votes cast by all the shareholders entitled to vote for this proposal, excluding the shares previously issued under our $6.6 million Senior Secured Convertible Promissory Notes, as amended (the “Notes”), is required to approve the issuance of shares of our common stock pursuant to the Notes in an aggregate amount exceeding 19.99% of our outstanding stock on the date the Notes were sold. A properly executed proxy marked “ABSTAIN” with respect to this proposal will be counted for purposes of determining whether a quorum exists. However, under Pennsylvania law, a proxy marked “ABSTAIN” is not considered a vote cast. Accordingly, an abstention will have no effect on the approval of this proposal. Pursuant to applicable rules of The Nasdaq Stock Market and the terms of the Notes and the Note and Warrant Purchase Agreement between Verticalnet and the holders of the Notes, dated as of August 16, 2005, as amended, the holders of shares of our common stock previously issued pursuant to the Notes are not entitled to cast votes on this proposal with respect to such shares and such shares will not be counted for purposes of determining whether a quorum exists with respect to this proposal.

Other Proposals. For the other proposals, including an amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split at the discretion of our Board of Directors, the approval of the Verticalnet, Inc. 2006 Omnibus Equity Compensation Plan, an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock, and each other proposal that may be properly brought before the meeting, the affirmative vote of a majority of the votes cast by all the shareholders entitled to vote for the proposal will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will be counted for purposes of determining whether there is a quorum. However, under Pennsylvania law, a proxy marked “ABSTAIN” is not considered a vote cast. Accordingly, an abstention will have no effect on the approval of these proposals.

Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors. Non-routine matters include matters such as amendments to stock plans. Therefore, if you do not give your broker or nominee specific instructions, your shares may not be voted on non-routine matters and will not be counted in the voting results. Shares represented by such “broker non-votes” will be counted in determining whether there is a quorum. Broker non-votes will not be counted toward a nominee’s total of affirmative votes in the election of directors and will have no effect on the approval of the other proposals.

Who conducts the proxy solicitation and how much will it cost?

Verticalnet is soliciting the proxies and will bear the cost of the solicitation. Verticalnet has retained Georgeson Shareholder to aid in the solicitation. For these services, Verticalnet will pay Georgeson Shareholder a fee of $6,500 and reimburse it for out-of-pocket disbursements and expenses. Verticalnet may ask its officers and other employees, without compensation other than their regular compensation, to solicit proxies by further mailing or personal conversations, or by telephone, facsimile, Internet or other means of electronic transmission. Verticalnet will also, if asked, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of the common stock.

INFORMATIONAL NOTE REGARDING PRIOR STOCK SPLITS

Information in this proxy statement has been adjusted to reflect three separate stock splits of our common stock. A two-for-one stock split was effected on August 20, 1999 and another two-for-one stock split was effected on March 31, 2000. A one-for-ten reverse stock split was effected on July 15, 2002. All references to shares and per share amounts have been adjusted retroactively for these splits.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board of Directors is currently divided into three classes; two classes consist of three members and one class has two members. Each class has a three-year term. The classes expire in successive years.

The Board of Directors proposes that each of the nominees identified below, all of whom are currently serving as directors, be re-elected into the class listed below for a new term expiring at the annual meeting in the year listed below and until their successors are duly elected and qualified.

	Nominee For:		Current Director In:
Name	Class	Term Expiring	Class	Term Expiring
Mark L. Walsh	I	2009	I	2006
Darryl E. Wash	I	2009	I	2006

Each of the nominees has consented to serve for the term indicated above. If any of them become unavailable to serve as a director prior to the end of their current term, the Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

There are currently two vacancies in our Class I Directors. These vacancies were created by the resignations of Walter W. Buckley, III and Robert F. Bernstock. The nominating and corporate governance committee has not sought to identify candidates for nomination to fill these vacancies. As such, after the Annual Meeting two vacancies will remain on the Board of Directors in Class I whose term will expire in 2009. Under the terms of our Amended and Restated Articles of Incorporation and bylaws, the Board of Directors may fill these vacancies at any time.

The Board of Directors Recommends That You Vote “FOR” Each of the Following Class I Director Nominees:

MARK L. WALSH, 50, has served as a director since August 1997. He is the managing partner of Ruxton Associates, a private equity and investment firm he founded in April 2002. He was CEO of Air America Radio from November 2003 until April 2004. He also served as head of Internet operations for the John Kerry Presidential Campaign from June 2003 through September 2003, and as Chief Technology Advisor to the Democratic National Committee from December 2001 until September 2002. He served as Chairman of the Verticalnet Board of Directors from July 2000 until February 2002. Prior to that, he served as President and Chief Executive Officer of Verticalnet from August 1997 to July 2000. Before joining Verticalnet, he was a Senior Vice President and corporate officer at America Online, Inc. from 1995 to 1997. He founded and managed AOL Enterprise, the business-to-business division of AOL. Prior to his position with AOL, Mr. Walsh was the President of GEnie, General Electric’s online service. He currently serves on a number of private company and non-profit boards of directors and advisors. He received his MBA from Harvard Business School and B.A. from Union College.

DARRYL E. WASH, 40, has served as a director since August 2004. Mr. Wash co-founded Ascend Venture Group, LLC in January 2000 and has served as its Managing Partner since January 2000. Ascend is a private investment firm specializing in the education and applied technology industries. Prior to founding Ascend, he served as a Managing Director of Peter J. Solomon Company, a New York-based private investment bank focused in the retail, communications, and education markets, from April 1995 to January 2000. Prior to that, Mr. Wash was employed in the Investment Banking Division of Goldman, Sachs & Co. from June 1991 to March 1995. Currently, Mr. Wash serves as a director of several Ascend portfolio companies as well as the National Association of Investment Companies. Mr. Wash received a B.A. in Economics from the University of California at Berkeley and an MBA from Stanford University.

Incumbent Directors

The following persons are serving as Class II directors, whose terms expire in 2007:

JEFFREY C. BALLOWE, 50, has served as a director since July 1998. Mr. Ballowe is retired from Ziff-Davis, Inc. where he was President, Interactive Media and Development Group. Before leaving Ziff Davis at the end of 1997, Mr. Ballowe led the launches of five magazines, ZDNet on the Web, ZDTV (now TechTV), and the initial

ZD/Softbank investment in Yahoo!, Inc. Currently he serves as a director of Onvia. He is the co-founder and past President of the not-for-profit Electronic Literature Organization and a former member of the Board of Directors of Trustees of Lawrence University. He has an MBA from the University of Chicago, an M.A. in French from the University of Wisconsin-Madison, and a B.A. from Lawrence University.

MICHAEL J. HAGAN, 42, co-founded Verticalnet in 1995 and served as a director since 1995 and as Chairman of the Board of Directors from February 2002 to May 2005. Mr. Hagan has been Chairman and Chief Executive Officer of NutriSystem, Inc. since December 2002. Prior to that, he served as our President and Chief Executive Officer from January 2001 until February 2002, and Executive Vice President and Chief Operating Officer from January 2000 to January 2001. Prior to our founding, Mr. Hagan was Vice President and Senior Manager at Merrill Lynch Asset Management from 1990 to 1995. Currently he serves as a trustee of American Financial Realty Trust and Saint Joseph’s University. Mr. Hagan received a B.S. from St. Joseph’s University and was formerly a Certified Public Accountant.

GREGORY G. SCHOTT, 40, has served as a director since August 2003 and as Chairman of the Board of Directors since May 2005. Mr. Schott served as Senior Vice President of Marketing for Agile Software Corporation from 2001 to 2002. From 1999 to 2001, Mr. Schott served as Vice President of Business Development for Agile. From 1997 to 1999, Mr. Schott served as Vice President of Marketing at Digital Generation Systems, Inc., a provider of digital distribution systems to the broadcast advertising industry. From 1996 to 1997, Mr. Schott served as Vice President of Operations, from 1995 to 1996 as Director of Business Development and from 1994 to 1995 as Director of Operations, all at Digital Generation Systems. From 1991 to 1994, Mr. Schott served as a management consultant at The Boston Consulting Group. Mr. Schott received a B.S. in Mechanical Engineering from North Carolina State University and an MBA from Stanford University

The following persons are serving as Class III directors, whose terms expire in 2008:

NATHANAEL V. LENTZ, 43, has served as our President and Chief Executive Officer and a director since November 2002. He was our Senior Vice President of Strategy and Marketing from August 2000 to November 2002, during which time he had responsibility for guiding our transition from an operator of Internet-marketplaces to a provider of supply management solutions. Prior to that, Mr. Lentz was a Vice President and Partner of Mercer Management Consulting, where he was employed from September 1991 to May 1998 and January 1999 to August 2000. While at Mercer, Mr. Lentz managed the San Francisco office and was a leader in their Global Process Industries and E-Commerce Practices. From May 1998 to November 1998, he was employed as Vice President of Strategic Development at CMC Industries, an electronic manufacturing services company located in Santa Clara, CA. Mr. Lentz received his MBA from Stanford University where he was an Arjay Miller scholar and a B.A. from Brown University.

VINCENT J. MILANO, 42, has served as a director since August 2003. Mr. Milano is serving, since January 2006, as Chief Operating Officer, as well as, since November 1997, Vice President, Chief Financial Officer of ViroPharma Incorporated. In addition, Mr. Milano has served as Vice President, Finance & Administration of ViroPharma since February 1997, as Treasurer since July 1996, and as Executive Director, Finance & Administration from April 1996 until February 1997. From 1985 until he joined ViroPharma, Mr. Milano was with KPMG LLP, most recently as a Senior Manager. Mr. Milano received his B.S. in Accounting from Rider College.

JOHN N. NICKOLAS, 39, has served as a director since February 2003. Mr. Nickolas has been Director, Finance & Accounting with The Philadelphia Phillies since July 2003. Prior to joining The Philadelphia Phillies, Mr. Nickolas had been a managing director with Internet Capital Group, Inc. since January 1999. During his tenure at Internet Capital Group, Mr. Nickolas served in a variety of roles including Chief Financial Officer of ICG Europe Ltd., a wholly owned subsidiary, and as a board member and Chief Financial Officer of Logistics.com, an Internet Capital Group partner company that was sold in December 2002. Prior to joining Internet Capital Group, Mr. Nickolas served in various financial positions with Safeguard Scientifics, Inc. from 1994 through 1998, most recently as Corporate Controller. Prior to joining Safeguard, Mr. Nickolas was an audit manager in the Philadelphia office of KPMG LLP. Mr. Nickolas graduated summa cum laude with a B.S. in Accounting from West Chester University.

Compensation of Directors

In November 2004, the Board of Directors adopted a policy regarding compensation to the members of the Board of Directors. Verticalnet pays its non-employee directors $10,000 once a year for regular service on the Board of Directors in the form of a grant of restricted stock units (“RSUs”). The number of RSUs granted is determined by dividing $10,000 by the closing price of Verticalnet common stock on the date of grant, which is typically the date of the annual meeting of shareholders. The RSUs have an “exercise” price of $0.01 which is payable by the grantee upon distribution of the shares represented by the RSUs, and typically vest 25% each quarter after the date of grant. On March 2, 2006, the Board of Directors determined that the grant of RSUs to the Board of Directors for 2006 would not be made until the annual grant date for 2007, provided that a present member of the Board of Directors must be on the Board of Directors on the date of the annual grant for 2007 to receive the RSU grant.

Additionally, each non-employee director receives an initial grant of 30,000 options upon joining the Board of Directors and an annual grant of 20,000 options granted on the date of the annual meeting of shareholders. The exercise price of the options is the closing price of Verticalnet common stock on the date of grant. The options are generally non-qualified stock options and 100% of the options vest in one year from the date of grant. Options have a maximum term of ten years, except that a director has 90 days to exercise after leaving the Board of Directors. For fiscal 2005, Verticalnet granted 20,000 options and 14,085 RSUs to its non-employee directors. On March 2, 2006, the members of the Board of Directors determined that the annual grant of options for 2006 will have an exercise price equal to the greater of: (i) the fair market value of a share of our common stock on the date of such grant, or (ii) $0.70 per share.

Verticalnet pays the chair of the audit committee $5,000 and members of its audit committee $3,500 for each fiscal quarter that they serve on the committee. Verticalnet pays the members of its compensation and nominating and corporate governance committees $1,500 for each fiscal quarter that they serve on the respective committee. In addition, members of the Board of Directors are reimbursed for expenses they incur in attending meetings.

Board of Directors and Committees

The Board of Directors is currently composed of Messrs. Schott, Ballowe, Hagan, Lentz, Milano, Nickolas, Walsh and Wash. Mr. Schott is the Chairman of the Board of Directors. The Board of Directors has determined that as of the Annual Meeting, all directors, other than Mr. Lentz, will be “independent directors” as that term is defined by the applicable listing standards of The Nasdaq Stock Market. The independent directors met regularly in executive sessions outside of the presence of directors who are not independent.

The Board of Directors met nine times during 2005. Four of the meetings were regular meetings and the other five were special meetings. Pursuant to our Corporate Governance Guidelines, all directors are encouraged to attend annual and special meetings of shareholders. Messrs. Lentz and Nickolas were in attendance at our 2005 annual meeting of shareholders. The Board of Directors has established the following standing committees:

Audit Committee. The principal purposes of the audit committee of the Board of Directors (the “Audit Committee”) are to oversee our processes of accounting, auditing, financial reporting, internal controls and legal compliance functions, including without limitation, oversight of (i) the processes to insure the integrity of our consolidated financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent registered public accounting firm’s qualifications and independence; and (iv) the performance of our independent registered public accounting firm. In discharging its duties, the Audit Committee:

•	selects our independent registered public accounting firm and approves in advance any audit or non-audit service provided to us by our independent registered public accounting firm;

•	reviews and discusses consolidated financial statements with management and our independent registered public accounting firm;

•	reviews with management and our independent registered public accounting firm matters relating to our internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the outside audit, the independence of the independent registered public accounting firm and other matters relating to our financial condition;

•	reviews with management our disclosure controls and procedures;

•	reviews with management and our independent registered public accounting firm our compliance with applicable law and regulatory requirements;

•	reviews transactions that involve a potential conflict of interest; and

•	reviews our annual report on Form 10-K and our quarterly reports on Form 10-Q for filing with the Securities and Exchange Commission (the “SEC”).

The Audit Committee acts pursuant to a written charter, a copy of which is attached to this proxy statement as Annex 1 and is also posted on the Corporate Governance section of our website, www.verticalnet.com.

The Audit Committee is currently composed of Messrs. Milano, Ballowe and Schott, each of whom the Board of Directors has determined is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market. Mr. Milano is the Chairman of the Audit Committee. The Board of Directors has determined that Mr. Milano qualifies as an “audit committee financial expert” as defined under Item 401(h)(2) of Regulation S-K of the Securities Exchange Act of 1934, as amended. In 2005, the Audit Committee met nine times.

Compensation Committee. The compensation committee of the Board of Directors (the “Compensation Committee”) is charged with reviewing Verticalnet’s general compensation policies; reviewing, approving, recommending and administering Verticalnet’s incentive compensation and stock option plans; and approving certain employment arrangements. The Compensation Committee acts pursuant to a written charter, a copy of which is posted on the Corporate Governance section of our website, www.verticalnet.com.

The Compensation Committee was comprised of Messrs. Buckley, Ballowe and Schott until September 12, 2005, when Mr. Buckley resigned as a director. From September 12, 2005 until November 10, 2005, the Compensation Committee consisted of Messrs. Ballowe and Schott. Since November 10, 2005, the Compensation Committee has been comprised of Messrs. Ballowe, Schott and Wash, each of whom the Board of Directors has determined is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market. Mr. Ballowe is the Chairman of the Compensation Committee. In 2005, the Compensation Committee met nine times.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) is responsible for identifying and recommending the director nominees to be selected by the Board of Directors for each annual meeting of shareholders; implementing the Board of Directors’ criteria for selecting new directors; developing, reviewing and recommending to the Board of Directors a set of corporate governance policies applicable to Verticalnet; and providing oversight for the evaluation of the performance of the Board of Directors. The Nominating and Corporate Governance Committee acts pursuant to a written charter, a copy of which is posted on the Corporate Governance section of our website, www.verticalnet.com.

The Nominating and Corporate Governance Committee was composed of Messrs. Nickolas, Buckley and Milano until September 12, 2005, when Mr. Buckley resigned as a director. From September 12, 2005 until November 10, 2005, the Compensation Committee consisted of Messrs. Nickolas and Milano. Since November 10, 2005, the Nominating and Corporate Governance Committee has been composed of Messrs. Nickolas, Milano and Wash, each of whom the Board of Directors has determined is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market. Mr. Nickolas is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met two times in 2005.

Director Candidates

Shareholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees which the Board of Directors recommends to shareholders for election. The qualifications of recommended candidates will be reviewed by the Nominating and Corporate Governance Committee. If the Board of Directors determines to nominate a shareholder-recommended candidate and recommends his or her election as a director by the shareholders, his or her name will be included in Verticalnet’s proxy card for the shareholder meeting at which his or her election is recommended.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to Mr. Nickolas, Chairman of the Nominating and Corporate Governance Committee, at the address set forth below under “Shareholder Communications.” The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board of Directors. The Nominating and Corporate Governance Committee is authorized to retain advisers and consultants and to compensate them for their services. The Nominating and Corporate Governance Committee did not retain any such advisers or consultants during 2005.

Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board of Directors members or by other persons. In considering whether to recommend any candidate for inclusion in the Board of Directors’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee will apply the criteria which are set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, diligence, conflicts of interest and the ability to act in the interests of all shareholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Shareholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee or the Board of Directors, by the procedures set forth herein under “Shareholder Proposals for the 2007 Annual Meeting.”

PROPOSAL NO. 2 – APPROVAL OF AN AMENDMENT TO OUR AMENDED AND

RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF

OUR OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO OF NOT LESS THAN

1-FOR-3 AND NOT MORE THAN 1-FOR-7, AND AUTHORIZE OUR BOARD OF DIRECTORS

TO IMPLEMENT THE REVERSE STOCK SPLIT WITHIN THIS RANGE AT ANY TIME

PRIOR TO THE 2007 ANNUAL MEETING OF SHAREHOLDERS BY FILING AN

AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION

Overview

The Board of Directors has unanimously adopted a resolution approving, subject to approval by our shareholders, a proposed amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split of our outstanding shares of common stock, at an exchange ratio of not less than 1-for-3 and not more than 1-for-7, at the discretion of the Board of Directors. Shareholder approval of this proposal will authorize the Board of Directors, in its discretion, to effect a reverse stock split, and if so, at which exchange ratio within the approved range, at any time prior to our 2007 annual shareholders meeting. The Board of Directors believes that approval of a proposal granting this discretion to the Board of Directors to effect a reverse stock split and to determine the exchange ratio, as opposed to approval of an immediate reverse stock split at a specific ratio, will provide the Board of Directors with maximum flexibility to react to current market conditions and to therefore achieve the purposes of the reverse stock split, if implemented, and to act in the best interests of the Company and our shareholders.

To effect the reverse stock split, our Board of Directors would file an amendment to our Amended and Restated Articles of Incorporation with the Pennsylvania Secretary of State. The form of amendment to our Amended and Restated Articles of Incorporation to effect the proposed reverse stock split is attached to this proxy statement as Annex 2. If the Board of Directors elects to implement a reverse stock split approved by our shareholders, then the number of issued and outstanding shares of our common stock would be reduced in accordance with the exchange ratio for the selected reverse stock split. The number of shares of our common stock between and including three and seven would be combined into and become one share of common stock. The par value of our common stock would remain unchanged at $0.01 per share. The reverse stock split would become effective upon the filing of the amendment to our Amended and Restated Articles of Incorporation with the Pennsylvania Secretary of State. The Board of Directors may elect not to implement a reverse stock split at its sole discretion, even if the proposal to grant the Board of Directors the discretion to effect a reverse stock split is approved by our shareholders.

Our Board of Directors has approved the proposed grant of discretion to effect a reverse stock split. By approving the proposal, however, our shareholders will give our Board of Directors maximum flexibility to determine the best stock split ratio.

Purposes of the Proposed Reverse Stock Split

Our Board of Directors believes that we should maintain the right to implement a reverse stock split for the following reasons:

•	To enhance the acceptability and marketability of our common stock to the financial community and the investing public;

•	To enable us to use the reverse stock split as may be required to maintain, and our Board of Directors believes it is in our and our shareholders’ best interests to maintain, the listing of our common stock on the Nasdaq Capital Market; and

•	To reduce the number of outstanding shares of our common stock to a number that is more comparable with those of similar technology and software companies.

Our common stock is currently listed on the Nasdaq Capital Market. A continued listing on the Nasdaq Capital Market requires us to meet certain qualitative standards, including maintaining a certain number of independent Board of Directors members and independent Audit Committee members, and certain quantitative standards, including that we maintain $2.5 million in shareholders’ equity and that the closing price of our common stock not be less than $1.00 per share for 30 consecutive trading days. Since March 14, 2005, our stock has closed below $1.00 per share. On April 27, 2005, we received written notification from the staff (the “Staff”) of The Nasdaq Stock Market that the bid price of our common stock for 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Marketplace Rule 4310(c)(4) (the “Rule”). Pursuant to Nasdaq Marketplace Rule 4310(c)(8)(D), we were provided an initial period of 180 calendar days, or until October 24, 2005, to regain compliance.

On October 26, 2005, we received a second notice from The Nasdaq Stock Market stating that the Staff had determined that we had not regained compliance with the Rule, although we met all of the Nasdaq Capital Market initial listing criteria, except for the bid price requirement. Because we met the initial listing criteria, the Staff notified us that we had been granted an additional 180 calendar day compliance period, or until April 24, 2006, to regain compliance with the minimum bid price rule. The notice states that the Staff will provide written notification that we have achieved compliance with the Rule if at any time before April 24, 2006, the bid price of our common stock closes at $1.00 per share or more for a minimum of ten consecutive business days, although the notice also states that the Staff has the discretion to require compliance for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, under certain circumstances. If we fail to regain compliance by April 24, 2006, the Staff will provide written notice that our securities will be delisted. At that time, we may appeal the Staff’s determination to delist our securities to a Listing Qualifications Panel.

Our Board of Directors believes that listing on the Nasdaq Capital Market is the preferred listing market for our common stock. As of March 1, 2006, we met all qualitative and, except for the minimum bid requirement, all quantitative standards for initial and continuing listing of our common stock on the Nasdaq Capital Market. Thus, if the reverse stock split is approved by our shareholders and implemented by our Board of Directors, we expect to satisfy the $1.00 per share minimum bid price requirement for continued listing under the Rule. Management and our Board of Directors believe that the implementation of the reverse stock split may be in the best interests of our Company and our shareholders.

Enhanced Marketability

Our Board of Directors believes that the reverse stock split should also enhance the acceptability and marketability of our common stock to the financial community and the investing public and may mitigate any reluctance on the part of brokers and investors to trade in our common stock. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their own portfolios, which reduces the number of potential buyers of our common stock. In addition, analysts at many leading brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stock. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Additionally, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were substantially higher. This factor may also limit the willingness of institutions to purchase our stock.

Our common stock has been trading below $1.00 per share since March 2005. With the shares trading in such a range, small moves in absolute terms in the price-per-share of our common stock translate into disproportionately large swings in the price on a percentage basis, and these swings tend to bear little relationship to our financial condition and results of operations.

In our Board of Directors’ view, these factors have contributed to an unjustified, relatively low level of interest in our Company on the part of investment analysts, brokers and professionals and individual investors, which tends to depress the market for our common stock. Our Board of Directors has thus proposed having the discretion to effect a reverse stock split as a means of increasing the per share market price of our common stock.

Factors Influencing the Board of Directors’ Discretion In Implementing the Reverse Stock Split

The Board of Directors intends to implement a reverse stock split if it believes that this action is in the best interests of our Company and our shareholders. Such determination shall be based upon certain factors, including but not limited to: existing and expected marketability and liquidity of our common stock, The Nasdaq Stock Market’s listing requirements, prevailing market conditions, and the likely effect on the market price of our common stock.

In determining the reverse stock split ratio, the Board of Directors will consider numerous factors, including the historical and projected performance of our common stock, our projected performance, prevailing market and industry conditions and general economic trends, and will place emphasis on the expected closing price of our common stock over the short and longer period following the effectiveness of the reverse stock split with a view to enabling us to meet, for the foreseeable future, the Nasdaq Capital Market’s minimum bid price requirement for continued listing.

No further action on the part of our shareholders would be required to either effect or abandon the reverse stock split. Notwithstanding approval of the reverse stock split proposal by the shareholders, our Board of Directors may, in its sole discretion, determine to delay the effectiveness of the reverse stock split up until the 2007 annual meeting of our shareholders.

Potential Effects of the Proposed Reverse Stock Split

The immediate effect of a reverse stock split would be to reduce the number of shares of our outstanding common stock and to increase the trading price of our common stock. However, we cannot predict the effect of any reverse stock split upon the market price of our common stock, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance and sometimes does not. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock, that the trading price would remain above the thresholds required by the Nasdaq Capital Market or that we will be able to continue to meet the other continued listing requirements of the Nasdaq Capital Market. The trading price of our common stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

As a summary and for illustrative purposes only, the following table reflects the approximate number of shares of our common stock that would be outstanding as a result of the potential reverse stock split ratios within the range based on 51,508,660 shares of our common stock outstanding as of the record date, without accounting for fractional shares, which will be rounded up to the nearest whole share:

Proposed reverse stock split	Percentage reduction	Shares to be outstanding
1-for-3	67%	17,169,553
1-for-4	75%	12,877,165
1-for-5	80%	10,301,732
1-for-6	83%	8,584,777
1-for-7	86%	7,358,380

The resulting decrease in the number of shares of our common stock outstanding could potentially impact the liquidity of our common stock on the Nasdaq Capital Market, especially in the case of larger block trades.

Effects on Ownership by Individual Shareholders

Shareholders should recognize that if a reverse stock split is effected, they will own a smaller number of shares than they currently own (approximately equal to the number of shares owned immediately prior to the reverse stock split divided by three, four, five, six or seven, depending on which split ratio is implemented and after giving effect to the rounding up of fractional shares to the nearest whole share, as described below). The reverse stock split would not affect any shareholder’s percentage ownership interests in Verticalnet or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

Effect on Convertible Notes, Options, Warrants and Other Securities

In addition, we would adjust all outstanding convertible notes, options, warrants and other securities entitling their holders to purchase or obtain shares of our common stock as a result of the reverse stock split, as required by the terms of these securities. In particular, we would reduce the conversion price for each convertible note in accordance with its terms and based on the exchange ratio of the reverse stock split. We would also increase the exercise price of options, warrants and other securities in accordance with the terms of each instrument and based on the exchange ratio of the reverse stock split. Also, we would reduce the number of shares reserved for issuance under our existing stock option and employee stock purchase plans proportionately based on the exchange ratio of the reverse stock split. A reverse stock split would not affect any of the rights currently accruing to holders of our common stock, convertible notes, options, warrants or other securities convertible into our common stock.

Other Effects on Outstanding Shares

If our Board of Directors implements a reverse stock split, then the rights and preferences of the outstanding shares of our common stock would remain the same after the reverse stock split. Each share of our common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

While we expect that the reverse stock split will result in an increase in the market price of our common stock, the reverse stock split may not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the market price (which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding).

If a reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will likely increase the number of our shareholders who own “odd-lots” (less than 100 shares). Shareholders who hold “odd-lots” typically will experience an increase in the cost of selling their shares, as well as potentially greater difficulty in effecting such sales. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lot” even multiples of 100 shares.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed reverse stock split would not affect the registration of our common stock under the Securities Exchange Act.

Authorized Shares of Common Stock

If we implement the reverse stock split, we would also reduce the number of authorized shares of our common stock as designated by our Amended and Restated Articles of Incorporation. The number of issued and outstanding shares of common stock and the number of shares remaining available for issuance under our authorized pool of common stock would decrease proportionately. However, our Board of Directors has also approved a proposal to amend our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock to 150,000,000 shares, subject to shareholder approval. See Proposal No. 5 on page 25 of this proxy statement.

Even if Proposal No. 5 is not approved by our shareholders, we would still have a number of additional shares of common stock available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into common stock. However, we believe that the availability of the additional shares provides us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

Procedure for Effecting the Proposed Reverse Stock Split and Exchange of Stock Certificates

If our shareholders approve the proposed amendment to our Amended and Restated Articles of Incorporation, our Board of Directors may elect whether or not to declare a reverse stock split, as well as the specific exchange ratio, at any time before our 2007 annual shareholders meeting. The reverse stock split would be implemented by filing the appropriate amendment to our Amended and Restated Articles of Incorporation with the Pennsylvania Secretary of State, and the reverse stock split would become effective on the date the filing is accepted by the Pennsylvania Secretary of State.

As of the effective date of the reverse stock split, each certificate representing shares of our common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the reverse stock split, except that holders of unexchanged certificates would not be entitled to receive any dividends or other distributions payable by Verticalnet after the effective date until they surrender their old stock certificates for exchange. All shares underlying convertible notes, options, warrants and other securities would also be automatically adjusted on the effective date.

Our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders and holders of securities convertible into our common stock would be notified of the effectiveness of the reverse stock split. Shareholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a shareholder until the shareholder has surrendered the shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Fractional Shares

We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split would be rounded up to the nearest whole share and no cash payment will be made in respect to such rounding.

No Appraisal Rights

No appraisal rights are available under the Pennsylvania Business Corporation Law or under our Amended and Restated Articles of Incorporation or bylaws to any shareholder who dissents from this proposal. There may exist other rights or actions under state law for shareholders who are aggrieved by reverse stock splits generally.

Accounting Consequences

The par value of our common stock would remain unchanged at $0.01 per share after the reverse stock split. Also, our capital account would remain unchanged, and we do not anticipate that any significant accounting consequences would arise as a result of the reverse stock split.

Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. We have based this discussion on the provisions of the United States federal income tax law as of the date of this proxy statement, which are subject to change retroactively as well as prospectively. This summary also assumes that shareholders hold the shares as a capital asset, as defined in the Internal Revenue Code of 1986 (the “Code”) (generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of the shareholder. We urge each shareholder to consult with the shareholder’s own tax advisor with respect to the consequences of the reverse stock split.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse stock split qualifies as a reorganization, the following tax consequences generally will result:

•	No gain or loss will be recognized by Verticalnet as a result of the reverse stock split.

•	A holder of the pre-reverse stock split shares who receives only post-reverse stock split shares, in exchange for his or her shares, generally will not recognize gain or loss on the reverse stock split, the aggregate tax basis of the post-reverse stock split shares received will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefore, and the holding period of the post-reverse stock split shares received will include the holding period of the pre-reverse stock split shares exchanged.

Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each shareholder, depending upon the state in which he or she resides.

Votes Required for Approval of Proposal No. 2

The affirmative vote of a majority of the votes cast by all the shareholders entitled to vote for this proposal will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to this proposal will be counted for purposes of determining whether there is a quorum. However, under Pennsylvania law, a proxy marked “ABSTAIN” is not considered a vote cast. Accordingly, an abstention will have no effect on the approval of this proposal.

Annex Relating to Proposal No. 2.

The form of an amendment to our Amended and Restated Articles of Incorporation is attached to this proxy statement as Annex 2.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO OF NOT LESS THAN 1-FOR-3 AND NOT MORE THAN 1-FOR-7, AND AUTHORIZE OUR BOARD OF DIRECTORS TO IMPLEMENT THE REVERSE STOCK SPLIT WITHIN THIS RANGE AT ANY TIME PRIOR TO THE 2007 ANNUAL MEETING OF SHAREHOLDERS BY FILING AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION.

PROPOSAL NO. 3 – APPROVAL TO ISSUE SHARES OF OUR COMMON STOCK PURSUANT

TO OUR $6.6 MILLION SENIOR SECURED CONVERTIBLE PROMISSORY NOTES IN AN

AGGREGATE AMOUNT EXCEEDING 19.99% OF OUR OUTSTANDING SHARES OF

COMMON STOCK

Overview

On August 16, 2005, we issued various independent institutional investors (the “Investors”) senior secured convertible promissory notes in the aggregate principal amount of $6.6 million and warrants to purchase an aggregate of 4,719,000 shares of our common stock (the “Warrants”) for an aggregate purchase price of $6.6 million. The Notes and Warrants were sold pursuant to a Note and Warrant Purchase Agreement dated as of August 16, 2005, as amended between us and the Investors (the “Purchase Agreement”). We also issued the placement agent for the transaction a warrant to purchase 141,429 shares of our common stock having the same terms and conditions as the Warrants issued to the Investors.

Note and Warrant Purchase Agreement

Under the Purchase Agreement, we agreed with the Investors that: (i) we will maintain at least $1.5 million in our bank accounts while the Notes are outstanding; (ii) at our next annual meeting of shareholders, we will solicit shareholder approval of the issuance of shares of our common stock pursuant to the Notes in excess of 9,468,758 shares, such amount representing 19.99% of the aggregate number of shares of our common stock outstanding immediately prior to the sale of the Notes (the “Shareholder Proposal”); (iii) the Investors will have rights of first refusal on future financings within 14 months after the effective date of the registration statement registering the shares of our common stock for resale issued pursuant to the Notes and upon exercise of the Warrants; (iv) we will be restricted from issuing certain types of debt and equity instruments while the Notes are outstanding; and (v) all of our officers and directors who hold shares of our common stock will vote in favor of the Shareholder Proposal.

Pursuant to the Purchase Agreement, if our shareholders do not approve the Shareholder Proposal at this Annual Meeting, then as long as the Notes remain outstanding we are required to cause a shareholders’ meeting to be held every six months, at our expense, seeking approval of the Shareholder Proposal.

Senior Secured Convertible Promissory Notes

The following discussion includes a summary of the Notes, a form of which Note along with a form of Amendment No. 1 to Note are attached to this proxy statement as Annexes 3 and 4. The summary is qualified in its entirety by reference to the attached documents. Shareholders are urged to read the form of Note and form of Amendment No. 1 to Note for a more complete description of the terms and conditions of the Notes.

The Notes are convertible in whole or in part into shares of our common stock, at the option of the Investors, at a conversion price of $0.70 per share (the “Conversion Price”), subject to adjustment upon certain conditions. The Conversion Price for the Notes is subject to anti-dilution provisions in connection with certain future issuances of our securities as well as for adjustments for stock splits and the like. Specifically, if we issue shares of our common stock at a price below $0.70 per share, the Conversion Price will adjust to the same price as the shares of our common stock issued below $0.70 per share. The anti-dilution provisions above do not apply to certain excluded issuances, including the issuance of securities upon conversion of the Notes or the exercise of the Warrants, as payment of principal or interest on the Notes, pursuant to certain underwritten public offerings, pursuant to certain acquisitions by us, upon the conversion or exercise of existing convertible securities or in connection with our existing stock option plans.

The Notes mature on July 2, 2007 (the “Maturity Date”) and accrue interest at 9% per annum from the issue date. Interest is payable monthly, in arrears, beginning December 2005 until the earlier of the Maturity Date or the date of conversion of the Notes (the “Conversion Date”). Principal payments equal to 1/20th of the original principal amount of each Note are payable beginning in December 2005 and on the first business day of each month thereafter through July 2007 or the Conversion Date, whichever is sooner. If an Investor converts a portion of its Note such that the remaining principal amount of the Note is less than 1/20th of the original principal amount of the Note, the remaining principal amount of such Note is then payable in full on the next monthly principal payment date.

At our discretion, we may pay the monthly principal and interest payments in cash, shares of our common stock or a combination of cash and common stock, subject to certain limitations set forth in the Notes. If the closing bid price of our common stock for the 20 trading days prior to the date we elect to pay in shares of our common stock is at least 115% of the Conversion Price, the conversion price used for payments of principal and interest in shares of our common stock will be $0.70 per share. If the closing bid price is less than 115% of the Conversion Price for such period, the conversion price will be equal to 85% of the average of the five lowest daily volume weighted average prices for the ten trading days prior to the date we elect to pay in shares of our common stock.

The Notes provide that if we are acquired or upon the occurrence of certain other events, which include the failure to make a timely payment, the failure to maintain the listing of our common stock on a satisfactory exchange or market, or the suspension of effectiveness of a registration statement registering the shares of our common stock underlying the Notes, the Investors may require us to prepay the Notes at 110% of the remaining principal amount of the Notes.

Warrants

The Warrants have an exercise price of $0.77 per share, and contain anti-dilution provisions that are similar to those contained in the Notes. Similar to the anti-dilution provisions contained in the Notes, if we issue shares of our common stock at a price below $0.77 per share, the exercise price of the Warrants will adjust to the same price as the stock issued below $0.77 per share. However, under no circumstances will the exercise price adjust to less than the closing bid price of our common stock on August 15, 2005 as a result of our issuing stock below $0.77 per share. The Warrants are exercisable after six months from August 16, 2005 until August 16, 2010. The term of the Warrants can be extended by the Investors for the number of days that the shares of our common stock underlying the Warrants are not saleable as a result of the suspension of trading of our common stock on an applicable trading market and if the Investors are not permitted to use the prospectus included in the registration statement for the resale of the shares.

Reasons for Shareholder Approval

Our common stock is listed on the Nasdaq Capital Market, and, as a result, we are subject to the rules of The Nasdaq Stock Market. Nasdaq Marketplace Rule 4350(i)(1)(D) requires Nasdaq-listed companies to obtain shareholder approval prior to the issuance of securities under certain circumstances, including a transaction involving the sale and issuance of common stock (or securities convertible into or exercisable for common stock) at a price below the book value or market value of the common stock, where the amount of stock being issued is equal to 20% or more of the issuer’s common stock outstanding before such issuance.

On August 15, 2005, the last trading day prior to the date the Notes were sold, the closing bid price of our common stock on the Nasdaq Capital Market was $0.70 per share. Assuming no adjustments are made to the Conversion Price of the Notes, the common stock issuable as payment of principal and interest on the Notes or upon the conversion of the Notes would be not be issued at a price that is below the book value or market value of the common stock as of the date we sold the Notes and the applicable Nasdaq Marketplace Rules would not be implicated by such issuances. However, in order for the Conversion Price to be equal to $0.70 per share in connection with our decision to pay principal or interest on the Notes in stock, the closing bid price of our common stock for the 20 trading days prior to the date we elect to pay in shares of our common stock must be at least 115% of the Conversion Price. If the closing bid price is less than 115% of the Conversion Price for such period, the Conversion Price will be equal to 85% of the average of the five lowest daily volume weighted average prices for the 10 trading days prior to the date we elect to pay in shares of our common stock. As of March 1, 2006, all of the shares we have issued as payment of principal and interest on the Notes have been issued at a Conversion Price below $0.70 per share. In addition, certain future issuances of our equity securities may cause anti-dilution adjustments to the Conversion Price of the Notes such that the Conversion Price of the Notes could be less than the greater of the market value and the book value of our common stock as of the date we sold the Notes.

Immediately prior to the sale of the Notes under the Purchase Agreement, 47,367,473 shares of our common stock were outstanding. As of March 1, 2006, an aggregate of 3,951,789 shares of our common stock had been issued upon conversion of the Notes or as payment of principal and interest due on the Notes. In addition, as of March 1, 2006, an aggregate of 7,097,071 additional shares of common stock are issuable if the Investors elect to convert the remaining outstanding principal amount of the Notes, which was $4,967,950 as of such date. Therefore, assuming no adjustments to the Conversion Price, as of March 1, 2006, the total number of shares of common stock issuable upon conversion of the Notes, when aggregated with the 3,951,789 shares previously issued upon conversion or as payment of principal and interest on the Notes, equals 11,048,860 or 23.33% of the shares outstanding immediately prior to the sale of the Notes and Warrants and exceeds the 19.99% threshold by 1,580,102 shares. In addition, an indeterminate number of shares of common stock could be issued as future payment of principal and interest on the Notes because the Conversion Price for such issuances varies with the price of our shares. An indeterminate number of shares of common stock could also be issued upon conversion of the Notes or as payment of principal and interest on the Notes because of the potential anti-dilution adjustments to the Conversion Price. Accordingly, under Nasdaq Marketplace Rule 4350(i)(1)(D) and pursuant to the terms of the Purchase Agreement and the Notes, we are required to obtain shareholder approval before we can issue shares of our common stock in excess of 9,468,758 shares.

In addition, Nasdaq Marketplace Rule 4350(i)(1)(B) requires shareholder approval in connection with the issuance or potential issuance of securities that will result in a change of control of an issuer. In determining whether shareholder approval would be required, Nasdaq looks to the hypothetical maximum number of shares that could potentially be issued and the minimum price per share for which such shares could potentially be issued. While we do not believe that the issuance of the shares of our common stock pursuant to the terms of Notes and upon exercise of the Warrants will result in a change of control, and therefore we do not believe that Rule 4350(i)(1)(B) applies to this issuance, a substantial adjustment to the Conversion Price of the Notes could result in a sufficient number of shares of our common stock issued under the Notes and upon exercise of the Warrants to constitute a change in control. Accordingly, we are seeking shareholder approval at this time in advance of any such issuance of common stock.

Absent shareholder approval of this Proposal No. 3, we will not be able to issue shares of our common stock pursuant to the Notes to the extent such issuance, when combined with the shares of our common stock previously issued under the Notes, would exceed 9,468,758 shares, or 19.99% of our outstanding stock as of the date the Notes were sold. Any amount of the Notes that the Investors are unable to convert in excess of the 19.99% threshold will remain a cash liability, due and payable on the earlier of the Maturity Date or the Conversion Date. In that event, we may be required to raise additional funds in order to meet this obligation. We may not be able to raise sufficient funds at that time, and, even if we are able to raise sufficient funds, the terms of such financing may not be favorable to us.

As of March 1, 2006, the total number of shares of common stock issuable upon conversion of the Notes, when aggregated with the shares previously issued upon conversion or as payment of principal and interest on the Notes, exceeds the 19.99% threshold by 1,580,102 shares. Thus, assuming a conversion of all outstanding Notes on March 1, 2006, absent shareholder approval of this Proposal No. 3, the Investors would have been unable to convert approximately $1,106,071 aggregate principal amount of the Notes. Furthermore, having reached the 9,468,758 share threshold, we would be required to make all future payments on the Notes in cash.

Having to make payments on the Notes in cash where it would otherwise be optimal for us to satisfy these obligations with the delivery of shares of our common stock could leave us with limited working capital to operate our business. If we have limited working capital to operate our business, we may be forced to seek additional financing on terms which could materially and adversely affect the interests of our shareholders at that time. Furthermore, if this Proposal No. 3 is not approved by the shareholders at the Annual Meeting, we will be required to cause a shareholders’ meeting to be held every six months, at our expense, seeking approval of the Shareholder Proposal.

We granted the Investors registration rights with respect to the shares of our common stock issuable under the Notes or upon exercise of the Warrants. In connection with the closing of the transaction under the Purchase Agreement, we filed a registration statement on Form S-3 with the SEC which was declared effective by the SEC on October 7, 2005. That registration statement covers the resale of the shares of our common stock that are issuable under the Notes and upon exercise of the Warrants. If the shareholders approve this Proposal No. 3, we may be obligated to file an additional registration statement covering the resale of the shares of our common stock that exceed the 9,468,758 share threshold that are issuable pursuant to the Notes.

If this Proposal No. 3 is approved and a future dilutive transaction were to occur, the Conversion Price of the Notes would be adjusted and, as a result, the issuance of common stock upon a future conversion of the Notes could potentially result in substantial dilution to the voting interests of our existing shareholders and those shareholders will own a smaller percentage of the our outstanding common stock as a result of such issuance.

If the shareholders approve this Proposal No. 3, a significant number of additional shares of our common stock may be sold in the market, which could decrease the price of the shares of our common stock. In that case, we could be required to issue an increasingly greater number of shares of our common stock upon future conversions of the Notes or payments of principal and interest under the Notes, sales of which could further depress the price of the shares of our common stock. In addition, if the sale of a large amount of shares of our common stock issuable under the Notes or upon exercise of the Warrants results in a decline in the price of our common stock, this event could encourage short sales by the Note holders or others. Short sales could place further downward pressure on the price of our common stock.

The Purchase Agreement, the form of Note and the form of Warrant were filed by us with the SEC as exhibits to our current report on Form 8-K, filed on August 18, 2005. An amendment to the Purchase Agreement and the form of the Amendment to Notes were filed by us with the SEC as exhibits to our current report on Form 8-K filed on September 7, 2005.

Votes Required for Approval of Proposal No. 3

The affirmative vote of a majority of the votes cast by all the shareholders entitled to vote for this proposal, excluding the shares previously issued under our $6.6 million Senior Secured Convertible Promissory Notes, as amended, is required to approve the issuance of shares of our common stock pursuant to the Notes in an aggregate amount exceeding 19.99% of our outstanding stock on the date the Notes were sold. A properly executed proxy marked “ABSTAIN” with respect to this proposal will be counted for purposes of determining whether a quorum exists. However, under Pennsylvania law, a proxy marked “ABSTAIN” is not considered a vote cast. Accordingly, an abstention will have no effect on the approval of this proposal. Pursuant to applicable rules of The Nasdaq Stock Market and the terms of the Notes and the Note and Warrant Purchase Agreement between Verticalnet and the holders of the Notes, dated as of August 16, 2005, as amended, the holders of shares of our common stock previously issued pursuant to the Notes are not entitled to cast votes on this proposal with respect to such shares and such shares will not be counted for purposes of determining whether a quorum exists with respect to this proposal.

No Appraisal Rights

No appraisal rights are available under the Pennsylvania Business Corporation Law or under our Amended and Restated Articles of Incorporation or bylaws to any shareholder who dissents from this proposal.

Annexes Relating to Proposal No. 3

All descriptions of the Notes are qualified in their entirety by reference to the form of Note and form of Amendment No. 1 to Note, attached to this proxy statement as Annexes 3 and 4, respectively.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ISSUANCE OF SHARES OF OUR COMMON STOCK PURSUANT TO OUR $6.6 MILLION SENIOR SECURED CONVERTIBLE PROMISSORY NOTES AND RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 3.

PROPOSAL NO. 4 – APPROVAL OF 2006 OMNIBUS EQUITY COMPENSATION PLAN

On March 2, 2006, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the Verticalnet, Inc. 2006 Omnibus Equity Compensation Plan (the “Plan”). The Board of Directors has directed that the proposal to approve the Plan be submitted to our shareholders for their approval at the Annual Meeting. Also, shareholder approval is being sought (i) so that the compensation attributable to grants under the Plan may qualify for an exemption from the $1 million deduction limit under Section 162(m) of the Code (see discussion of Section 162(m) under the section entitled “Federal Income Tax Consequences” beginning on page 23 of this proxy statement), (ii) in order for incentive stock options to meet the requirements of the Code, and (iii) in order to meet the Nasdaq corporate governance listing standards.

The Plan is intended to replace our Amended and Restated 1996 Equity Compensation Plan (the “1996 Plan”), which is scheduled to terminate by its terms on December 17, 2006. In addition to the 1996 Plan, we maintain the 2000 Equity Compensation Plan, the Equity Compensation Plan for Employees (1999) and the 1999 Long Term Incentive Plan. We also maintain four additional plans that we assumed in connection with prior acquisitions. A summary of the shares outstanding under each of these plans can be found under the section entitled “Equity Compensation Plan Information” on page 38 of this proxy statement. In 2005, we granted approximately 2.4 million options, restricted stock and restricted stock units to our employees, largely in lieu of cash bonuses. The effect of those grants has been to consume a large portion of the shares issuable under the Company’s existing equity compensation plans.

The Board of Directors believes that the approval of the Plan by our shareholders will further our compensation structure and strategy by providing us with the ability to grant different forms of equity awards, as well as increase the pool of shares of our common stock available for grant. Our ability to attract, retain and motivate top quality management, employees, non-employee directors, and consultants is critical to our success, and the Board of Directors has concluded that this would be enhanced by our ability to make grants under the Plan. In addition, the Board of Directors believes that our interests and the interests of our shareholders will be advanced if we can offer our employees, non-employee directors, and consultants the opportunity to acquire or increase their proprietary interests in the Company.

The material terms of the Plan are summarized below. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan to which reference is made, which is attached to this proxy statement as Annex 5.

Material Features of the Plan

General. The Plan provides that grants may be in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options collectively are referred to as “options”), (iii) stock appreciation rights (“SARs”), (iv) stock units, (v) performance shares, (vi) stock awards, and (vii) other stock-based awards.

Subject to adjustment in certain circumstances as described below, the aggregate number of shares of common stock that may be issued or transferred under the Plan is 4,000,000 shares (this number will be adjusted to reflect the reverse stock split if Proposal No. 2 is approved by our shareholders and implemented by the Board of Directors). If and to the extent options and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged, or surrendered without having been exercised or if any stock awards, stock units, performance shares, or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such grants which have not been issued will become available again for purposes of the Plan. To the extent any grants are paid in cash, and not in shares of common stock, any shares reserved for issuance pursuant to such grants will again be available for grant under the Plan.

The Plan provides that the maximum aggregate number of shares of common stock that may be made with respect to grants to any individual during any calendar year is 500,000 shares (this number will be adjusted to reflect the reverse stock split if Proposal No. 2 is approved by our shareholders and implemented by the Board of Directors), subject to adjustment as described below.

If approved by the shareholders, the Plan will become effective on May 20, 2006.

Administration. The Plan is administered and interpreted by the Compensation Committee; however, the Board of Directors or its delegate will make grants under the Plan to our non-employee directors. The Compensation Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, and terms of the grants, (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, subject to the limitations described below, (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for grants under the Plan, and (vi) deal with any other matters arising under the Plan. The determinations of the Compensation Committee are made in its sole discretion and are final, binding, and conclusive. The Compensation Committee presently consists of Messrs. Ballowe, Schott and Wash, each of whom is a non-employee director. Day-to-day administrative functions of the Plan may be performed by our employees, as approved by the Compensation Committee.

Eligibility for Participation. All of our employees (including officers and members of the Board of Directors) and the employees of our subsidiaries are eligible for grants under the Plan. Our non-employee directors, including non-employee directors of our subsidiaries, are also eligible to receive grants under the Plan. All of our consultants, including consultants of our subsidiaries, are also eligible to receive grants under the Plan. As of March 1, 2006, approximately 136 employees and seven non-employee directors will be eligible to receive grants under the Plan. The number of consultants eligible to receive grants under the Plan is not presently known.

Types of Awards.

Stock Options

The Compensation Committee may grant options intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”), so-called “nonqualified stock options” that are not intended to so qualify (“NQSOs”), or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only our employees and certain employees of our subsidiaries may receive a grant of ISOs.

The Compensation Committee fixes the exercise price per share for options on the date of grant. The exercise price of any option granted under the Plan will be equal to or greater than the fair market value of the underlying shares of common stock on the date of grant; however, if a participant who will be granted an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock or any of our subsidiaries, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Compensation Committee determines the term of each option, provided, however, that the term may not exceed ten years from the date of grant and, if the recipient of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock or any of our subsidiaries, the term for such person may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on such date as is determined by the Compensation Committee, in its sole discretion, which is specified in the grant letter. Options may be exercised while the participant is employed by us or providing service to us or within a specified period of time after termination of such employment or service, as determined by the Compensation Committee. A participant may exercise an option by delivering notice of exercise to us or our designated agent. The participant will pay the exercise price and any withholding taxes for the option: (i) in cash or by check, (ii) with the approval of the Compensation Committee, by delivering shares of our common stock already owned by the participant and having a fair market value on the date of exercise equal to the exercise price or through attestation to ownership of such shares, (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, or (iv) by such other method as the Compensation Committee may approve, to the extent permitted by applicable law.

SARs

The Compensation Committee may grant SARs to anyone eligible to participate in the Plan. Upon exercise of an SAR, the participant will receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over the base amount set forth in the grant letter. Such payment to the participant will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee. The Compensation Committee will determine the period when SARs vest and become exercisable, the base amount for SARs, and whether SARs will be granted in connection with, or independently of, any options. SARs may be exercised while the participant is employed by us or providing service to us or within a specified period of time after termination of such employment or service, as determined by the Compensation Committee.

Stock Units

The Compensation Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the participant with the right to receive a share of common stock or an amount based on the value of a share of common stock at a future date. The Compensation Committee determines the number of stock units that will be granted, whether stock units will become payable if specified performance goals or other conditions are met, and the other terms and conditions applicable to the stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee. If a stock unit becomes distributable, it will be paid to the participant in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee.

Performance Shares

The Compensation Committee may grant performance shares to anyone eligible to participate in the Plan. Each performance share provides the participant with the right to receive a share of common stock or an amount based on the value of a share of common stock if specified performance goals are met. The Compensation Committee determines the number of performance shares that will be granted, the performance goals, the target amount that will be paid, and the other terms and conditions applicable to the performance shares. Payments with respect to performance shares will be made in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee.

Stock Awards

The Compensation Committee may grant stock awards to anyone eligible to participate in the Plan. The Compensation Committee may require that participants pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Compensation Committee will determine whether they will lapse over a period of time or according to such other criteria as the Compensation Committee determines appropriate. The Compensation Committee determines the number of shares of common stock subject to the grant of stock awards and the other terms and conditions of the grant. The Compensation Committee will determine to what extent, and under what conditions, a participant will have the right to vote shares of common stock and to receive dividends or other distributions paid on such shares during the restriction period. The Compensation Committee may determine that a participant’s entitlement to dividends or other distributions with respect to stock awards will be subject to the achievement of performance goals or other conditions.

Other Stock-Based Awards

The Compensation Committee may grant other types of stock-based awards that would not otherwise constitute options, SARs, stock units, performance shares and stock awards. The Compensation Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be cash-based or based on or measured by shares of our common stock and will be payable in cash, in shares of our common stock, or in a combination of cash and shares of common stock. The terms and conditions for these grants will be determined by the Compensation Committee.

Other Features of the Plan

Qualified Performance Compensation. The Plan permits the Compensation Committee to impose and specify objective performance goals that must be met with respect to grants of stock units, performance shares, stock awards and other stock-based awards to employees. The Compensation Committee will determine the performance periods for the performance goals. Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the Compensation Committee. Prior to, or soon after the beginning of, the performance period, the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met, and any other conditions.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following measures: common stock price, earnings per share of common stock, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost goals, or goals relating to acquisitions or divestitures. The foregoing measures may be based on the performance of the employee’s business unit, our performance, our subsidiaries performance, the performance of us and our subsidiaries as a whole, or a combination of the foregoing.

Deferrals. The Compensation Committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the participant in connection with a grant under the Plan. The Compensation Committee will establish the rules and procedures applicable to any such deferrals.

Adjustment Provisions. If there is any change in the number or kind of shares of common stock by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; by reason of a merger, reorganization, or consolidation; by reason of a recapitalization or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of common stock as a class without our receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the number of shares of common stock available for grants, the limit on the number of shares of common stock for which any individual may receive pursuant to grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such grants will be appropriately adjusted by the Compensation Committee to reflect any increase or decrease in the number or kind of issued shares of common stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants.

Change in Control. If a change in control occurs where we are not the surviving corporation (or we survive as a subsidiary of another corporation), unless the Compensation Committee determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options and rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other grants that remain outstanding will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Further, in the event of a change in control, the Compensation Committee may take any of the following actions: (i) outstanding options and SARs will automatically accelerate and become fully or partially exercisable, (ii) the restrictions and conditions on outstanding stock awards will fully or partially lapse, (iii) participants holding outstanding performance shares will receive payment in settlement of all or a portion of such performance shares, in an amount determined by the Compensation Committee, based on the participant’s target payment for the performance period and the portion of the performance period that precedes the change in control, (iv) outstanding stock units will become payable in cash or common stock in an amount not less than their target amount, as determined by the Compensation Committee, (v) other stock-based awards will become payable in full or in part in cash or common stock, in amounts determined by the Compensation Committee, (vi) the Compensation Committee may require the surrender of outstanding options and SARs for payment in cash, common stock or other property, equal to the difference between the exercise price or base amount and the fair market value of the common stock, (vii) after providing participants with the ability to exercise their outstanding options and SARs, terminate such options and SARs, and/or (viii) with respect to outstanding stock units, performance shares or other stock-based awards, provide for a payment in settlement of such grants in an amount and form determined by the Compensation Committee.

Foreign Participants. If any individual who receives a grant under the Plan is subject to taxation in countries other than the United States, the Plan provides that the Compensation Committee may make grants to such individuals on such terms and conditions as the Compensation Committee determines appropriate to comply with the laws of the applicable countries.

Repricing of Options. The Plan includes a restriction providing that, without shareholder approval, neither the Compensation Committee nor the Board of Directors can amend or replace options previously granted under the Plan in a transaction that constitutes a “repricing,” as that term is defined under the Nasdaq corporate governance listing standards. Adjustments to the exercise price or number of shares of common stock subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

Amendment and Termination of the Plan. The Board of Directors may amend or terminate the Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements. No grants may be issued under the Plan after May 19, 2016.

Grants Under the Plan. No grants have been awarded under the Plan. It is currently not possible to predict the number of shares of common stock that will be granted or who will receive any grants under the Plan assuming shareholder approval at the meeting.

The last sales price of our common stock on March 1, 2006 was $0.56 per share.

Federal Income Tax Consequences

The federal income tax consequences arising with respect to grants awarded under the Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to certain grants under the Plan. This discussion is intended for the information of shareholders considering how to vote at the meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares of common stock. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of common stock are sold. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (i) if shares of common stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment-, service-, or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) we will not be entitled to a tax deduction for compensation attributable to grants to our chief executive officer or any of our four other most highly compensated officers, if and to the extent such compensation does not qualify as “performance-based compensation” under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iv) a grant may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is prior to the delivery of the cash or common stock in settlement of the award, if the grant constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of

$1 million in any year. Compensation that qualifies as performance-based compensation is excluded from the $1 million deductibility cap and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs will qualify as performance-based compensation. Stock units, performance shares, stock awards, and other stock-based awards granted under the Plan will only qualify as performance-based compensation when the Compensation Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.

The Plan provides that we have the right to require the recipient of any grant under the Plan to pay to us an amount necessary to satisfy our federal, state, or local tax withholding obligations with respect to such grants. We may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations. If the Compensation Committee permits, a participant may satisfy our withholding obligation by having shares acquired pursuant to the grant withheld, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state, and local tax liabilities.

Votes Required for Approval of Proposal No. 4

The affirmative vote of a majority of the votes cast by all the shareholders entitled to vote for this proposal will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to this proposal will be counted for purposes of determining whether there is a quorum. However, under Pennsylvania law, a proxy marked “ABSTAIN” is not considered a vote cast. Accordingly, an abstention will have no effect on the approval of this proposal.

Annex Relating to Proposal No. 4

The full text of the Plan is attached to this proxy statement as Annex 5.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE 2006 OMNIBUS EQUITY COMPENSATION PLAN AND RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 4.

PROPOSAL NO. 5 – APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED

AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF

AUTHORIZED SHARES OF COMMON STOCK TO 150,000,000 SHARES

Overview

On March 2, 2006, the Board of Directors unanimously approved an amendment to our Amended and Restated Articles of Incorporation which would increase the number of authorized shares of common stock, par value $0.01 per share, to 150,000,000 shares prior to any reverse stock split that may be approved. See Proposal No. 2, page 9 of this proxy statement. As of March 1, 2006, we were authorized to issue up to 100,000,000 shares of common stock, of which 51,508,660 shares were issued and outstanding. As of March 1, 2006, approximately 26,284,735 shares were reserved for issuance upon exercise or conversion of warrants, convertible notes, as well as under our compensation and benefit plans.

The Board of Directors would like to increase the number of authorized shares of common stock to accommodate any future stock splits, acquisitions, financings and other corporate purposes. Regardless of whether Proposal No. 2 is approved, the Board of Directors desires to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000 shares.

The Board of Directors has previously approved two separate two-for-one stock splits, each effected in the form of a stock dividend, and a one-for ten reverse stock split. The availability of additional shares for issuance or reservation will provide the Company the flexibility to issue shares of its common stock for possible acquisitions, financings and other corporate purposes, without incurring the expense or delay of a special shareholders’ meeting. Other than with respect to the reservation of shares of common stock in connection with Verticalnet’s 2006 Omnibus Equity Compensation Plan or as publicly announced, the Company has no existing or proposed plans, agreements or understandings to issue, or reserve for future issuance, any of the additional shares of common stock that would be authorized by the proposed amendment. The new shares of common stock would have the same rights as the presently authorized shares of common stock.

We are subject to restrictions on its ability to issue additional shares of common stock in some situations. The Nasdaq National Market requires that the Company obtain shareholder approval before it issues its common stock in certain circumstances, including when the number of shares to be issued equals or exceeds 20% of the voting power outstanding. There are numerous other situations, however, where the Board of Directors can issue shares of common stock without seeking the approval of the shareholders. The issuance of additional shares of common stock, other than in connection with a stock split, could have a dilutive effect on your ownership of the Company. Shareholders do not have preemptive rights. Additionally, the issuance of shares in certain instances may have the effect of forestalling a merger, tender offer, proxy contest, assumption of control by a holder of a large block of the Company’s stock or the removal of its incumbent management. The Board of Directors does not intend or view the increase in authorized common stock as an anti-takeover measure, nor is the Company aware of any proposed or contemplated transaction of this type.

Annex Relating to Proposal No. 5

The form of the proposed amendment to the Company’s Amended and Restated Articles of Incorporation is attached to this proxy statement as Annex 6.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 150,000,000 SHARES.

Executive Officers

The following table sets forth the name, age, and position of each person who was serving as an executive officer as of March 1, 2006.

Name	Age	Position
Nathanael V. Lentz	43	President and Chief Executive Officer
Gene S. Godick	40	Executive Vice President and Chief Financial Officer
Brent W. Habig	36	Executive Vice President, Sales and Consulting
Christopher G. Kuhn	54	Vice President, General Counsel, and Secretary

Set forth below is biographical information about each of our executive officers, except for Mr. Lentz whose biographical information is provided above under “Incumbent Directors.” The executive officers are elected or appointed by our Board of Directors to serve until election or appointment and qualification of their successors or their earlier death, resignation or removal.

NATHANAEL V. LENTZ - see biographical description above.

GENE S. GODICK - has served as our Executive Vice President and Chief Financial Officer since February 2003. Mr. Godick also previously served as our Chief Financial Officer from June 1998 until October 2001 and as a financial consultant to the Company from November 2002 to February 2003. For the period from December 2001 through June 2002, Mr. Godick served as the Chief Financial Officer of TargetRx, Inc., a privately owned company based in Horsham, Pennsylvania. From 1997 until 1998 he worked as a senior manager at KPMG LLP in their information, communications and entertainment practice, with a focus on high technology companies. Prior to joining KPMG, Mr. Godick was President and Chief Financial Officer of Industrial Construction, Inc., a privately owned environmental remediation firm, from 1994 to 1997. From 1987 until 1994, Mr. Godick was an accountant and manager for Arthur Andersen LLP’s Enterprise Group, which provided services to emerging growth technology and software companies. Mr. Godick received a B.S. from Villanova University and is an inactive Certified Public Accountant in the Commonwealth of Pennsylvania.

BRENT W. HABIG - has served as our Executive Vice President, Sales and Consulting since January 2004. Mr. Habig was previously President and Chief Executive Officer of Tigris Corp. which he founded in 1996. Prior to founding Tigris, Mr. Habig built and led a specialized technology group to support Bristol-Myers Squibb’s global strategic sourcing initiative. Mr. Habig graduated from Oberlin College with a degree in Chinese Literature and Piano Performance and a concentration in Biochemistry. He is a member of Phi Beta Kappa. He also researched medical anthropology and lived in China for several years, in part through the esteemed Thomas J. Watson Fellowship. Mr. Habig is fluent in Mandarin Chinese.

CHRISTOPHER G. KUHN - has served as our Vice President, General Counsel, and Secretary since October 2002. From February 2000 through October 2002, Mr. Kuhn was Verticalnet’s Vice President of Legal Affairs and Assistant Secretary. From December 1998 through February 2000, he was General Counsel of the Company. Prior to that, he was an attorney with the law firm of Silberman & DiFilippo from 1989 to 1998. Mr. Kuhn received a B.A. from West Chester State College and a J.D. from the Delaware Law School.

Summary Compensation Table

The following table sets forth information concerning total compensation earned or paid during the years ended December 31, 2005, 2004 and 2003 to Verticalnet’s chief executive officer and its four other most highly compensated executive officers whose salary and bonus exceed $100,000 for the year ended December 31, 2005 (the “named executive officers”), for services rendered to Verticalnet during each of the last three fiscal years.

Summary Compensation Table

		Annual Compensation		Long Term Compensation
Name and Principal Position	Fiscal Year	Annual Salary	Bonus	No. of Stock Options Granted	Restricted Stock Awards (9)
Nathanael V. Lentz	2005	$385,000	—	137,500	$76,698	(1)
President and Chief Executive Officer	2004	$382,083	$63,334	114,514	$227,884	(2)
	2003	$360,013	—	300,890	—

Gene S. Godick	2005	$330,000	—	62,500	$45,469	(3)
Executive Vice President and Chief Financial Officer	2004	$327,500	$50,000	83,440	$170,912	(4)
	2003	$275,000	—	319,237	$63,000	(5)

Brent W. Habig	2005	$300,000	—	50,000	$46,564	(6)
Executive Vice President, Sales and Consulting	2004	$263,077	$30,000	150,000	—

Christopher G. Kuhn	2005	$181,500	—	35,000	$26,856	(7)
Vice President - General Counsel and Secretary	2004	$180,125	$18,000	48,996	$113,940	(8)
	2003	$170,456	—	138,169	—

(1)	Mr. Lentz’s Restricted Stock Awards consist of the following three grants:

(a) The first grant vested 100% on March 2, 2005. As of December 31, 2005, the aggregate value of this award was $15,833.

(b) The second grant will vest 25% on May 5, 2006 and will vest 6.25% every three months thereafter. As of December 31, 2005, the aggregate value of this award was $19,594.

(c) The third grant will vest 25% on September 8, 2006 and will vest 6.25% every three months thereafter. As of December 31, 2005, the aggregate value of this award was $19,594.

(2)	Mr. Lentz’s Restricted Stock Award vested 33% on February 10, 2004 and vested 16.75% every six months thereafter. As of December 31, 2005, the aggregate value of this award was $43,588.
(3)	Mr. Godick’s Restricted Stock Awards consist of the following three grants:

(a) The first grant vested 100% on March 2, 2005. As of December 31, 2005, the aggregate value of this award was $12,500.

(b) The second grant will vest 25% on May 5, 2006 and will vest 6.25% every three months thereafter. As of December 31, 2005, the aggregate value of this award was $8,906.

(c) The third grant will vest 25% on September 8, 2006 and will vest 6.25% every three months thereafter. As of December 31, 2005, the aggregate value of this award was $8,906.

(4)	Mr. Godick’s Restricted Stock Award vested 33% on February 10, 2004 and vested 16.75% every six months thereafter. As of December 31, 2005, the aggregate value of this award was $32,691.
(5)	Mr. Godick’s Restricted Stock Award vested 25% every six months from its grant date of February 6, 2003. As of December 31, 2005, the aggregate value of this award was $43,500.
(6)	Mr. Habig’s Restricted Stock Awards consist of the following five grants:

(a) The first grant vested 100% on March 2, 2005. As of December 31, 2005, the aggregate value of this award was $7,500.

(b) The second grant will vest 25% on May 5, 2006 and will vest 6.25% every three months thereafter. As of December 31, 2005, the aggregate value of this award was $7,125.

(c) The third grant will vest 25% on September 8, 2006 and will vest 6.25% every three months thereafter. As of December 31, 2005, the aggregate value of this award was $7,125.

(d) The fourth grant will vest 100% on May 10, 2006. As of December 31, 2005, the aggregate value of this award was $6,364.

(e) The fifth grant will vest 25% on November 10, 2006 and will vest 2.083% monthly thereafter. As of December 31, 2005, the aggregate value of this award was $14,250.

(7)	Mr. Kuhn’s Restricted Stock Awards consist of the following five grants:

(a) The first grant vested 100% on March 2, 2005. As of December 31, 2005, the aggregate value of this award was $4,500.

(b) The second grant will vest 25% on May 5, 2006 and will vest 6.25% every three months thereafter. As of December 31, 2005, the aggregate value of this award was $4,988.

(c) The third grant will vest 25% on September 8, 2006 and will vest 6.25% every three months thereafter. As of December 31, 2005, the aggregate value of this award was $4,988.

(d) The fourth grant will vest 100% on May 10, 2006. As of December 31, 2005, the aggregate value of this award was $2,407.

(e) The fifth grant will vest 25% on November 10, 2006 and will vest 2.083% monthly thereafter. As of December 31, 2005, the aggregate value of this award was $6,270.

(8)	Mr. Kuhn’s Restricted Stock Award vested 33% on February 10, 2004 and vested 16.75% every six months thereafter. As of December 31, 2005, the aggregate value of this award was $21,794.
(9)	Represents RSU and Restricted Stock grants, therefore no dividends will be paid on these grants.

Shareholder Communications

The Board of Directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Mr. Nickolas, the Chairman of the Nominating and Corporate Governance Committee, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that Mr. Nickolas as the Chairman of the Nominating and Corporate Governance Committee considers to be important to the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs and personal grievances.

Shareholders who wish to send communications on any topic to the Board of Directors should address such communications in care of Christopher G. Kuhn, Secretary, at Verticalnet, Inc., 400 Chester Field Parkway, Malvern, Pennsylvania 19355.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee, as well as the report of the Compensation Committee and the performance graph included elsewhere in this proxy statement, do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing Verticalnet makes under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Verticalnet specifically incorporates these reports or the performance graph by reference therein.

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial reporting process and internal controls. Management is responsible for the Company’s internal controls and financial reporting processes. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with the preparation and filing of Verticalnet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which was filed on March 31, 2006, the Audit Committee (i) reviewed and discussed Verticalnet’s audited consolidated financial statements for the fiscal year ended December 31, 2005 with Verticalnet’s management and with Verticalnet’s independent registered public accounting firm, KPMG LLP, (ii) discussed with KPMG LLP the matters required to be discussed by the Rules of the SEC and the standards of the Public Company Accounting Oversight Board (United States), (iii) received from KPMG LLP written affirmation of their independence, and discussed with KPMG LLP that firm’s independence and (iv) considered whether KPMG LLP’s provision of non-audit services was compatible with maintaining that firm’s independence. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2005 be included in Verticalnet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which was filed on March 31, 2006, for filing with the SEC.

THE AUDIT COMMITTEE

Vincent J. Milano, Chairman

Jeffrey C. Ballowe

Gregory G. Schott

Independent Registered Public Accounting Firm

KPMG LLP audited Verticalnet’s consolidated financial statements for the year ended December 31, 2005. The Audit Committee of the Board of Directors, consistent with provisions of the Sarbanes-Oxley Act, has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

One or more representatives of KPMG LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

2005 and 2004 Summary of Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees paid for professional audit services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for 2005 and 2004, and fees billed for other services rendered by KPMG LLP.

	2005	2004
Audit fees	$322,466	$371,000
Audit-related fees (1)	1,500	137,200

Audit and audit-related fees	323,966	508,200
Tax fees (2)	6,879	7,000
All other fees	—	—

Total fees	$330,845	$515,200

(1)	Audit-related fees consist principally of fees for performing due diligence services.
(2)	Tax fees consist of fees for tax consultation and compliance services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services to be Provided by Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of the retention of the independent registered public accounting firm for the performance of all audit and lawfully permitted non-audit services and regarding pre-approval of the fees for such services. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests prior to the rendering of such services after due consideration of the effect of the performance thereof on the independence of the independent registered public accounting firm and advises management if the Audit Committee approves the engagement of the independent registered public accounting firm to provide these services, as well as certain fee levels for these services. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the pre-approved fee levels. The Audit Committee also has delegated the ability to pre-approve audit and lawfully permitted non-audit services to Mr. Milano, provided that any pre-approvals by Mr. Milano are reported to the full Audit Committee at its next scheduled meeting.

The prior approval of the Audit Committee was obtained for all services provided by KPMG LLP in 2005.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors, which reviews Verticalnet’s general compensation policies and approves incentive compensation and stock option plans, has furnished the following report on executive compensation for 2005. All matters approved by the Compensation Committee were recommended to the full Board of Directors for final approval.

What is Verticalnet’s Philosophy of Executive Officer Compensation?

Verticalnet’s philosophy of executive officer compensation is to align the interests of executive officers with the short- and long-term interests of Verticalnet’s shareholders, to retain key executives and to attract new talented executives. Towards that goal, the compensation program for executives consists of three key elements:

•	A base salary,
•	A performance-based annual bonus, and
•	Long-term incentives through grants of stock options and/or restricted stock.

The Compensation Committee believes that this approach best serves the interests of Verticalnet and its shareholders. Verticalnet operates in a challenging and competitive environment, so the Compensation Committee must ensure that executive officers are compensated in a way that advances both the short- and long-term interests of shareholders. Under this approach, a significant portion of an executive officer’s total compensation is tied to performance. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based on an evaluation of the contribution made by the executive officer to Verticalnet’s performance, as determined by Mr. Lentz and discussed with the Compensation Committee, and in the case of Mr. Lentz, as determined by the Compensation Committee. Stock options and restricted stock relate a significant portion of long-term remuneration directly to stock price appreciation realized by Verticalnet’s shareholders.

Base Salary: Base salaries for Verticalnet’s executive officers, as well as changes in such salaries, are determined after considering numerous factors including:

•	Competitive salaries;
•	The nature of the officer’s position and its subjective importance to Verticalnet’s success;
•	Level of experience;
•	Expected amount of individual responsibility; and
•	General market conditions.

Annual Bonus: Annual bonuses for executive officers of Verticalnet are based on the achievement of goals pertaining to financial and operating objectives, individual objectives, and goals relating to targets for areas of responsibility. The bonus plan weighs the objective goals more heavily than the subjective targets. The Compensation Committee and the Board of Directors determined that during 2005 some of the Company’s strategic objectives, such as cost reductions and capital fundraising, had been successfully accomplished. However, those successes were offset by the Company’s failure to achieve certain EBITDA targets later in the year.

In early 2005, in order to preserve the Company’s limited cash, the Company’s management proposed, and the Compensation Committee and Board of Directors approved, a new bonus program (the “Bonus Plan”) for executives that would replace cash bonuses for the executive team. The Bonus Plan provided, and the executive team voluntarily accepted, RSUs of a value of approximately 50% of the targeted cash bonuses for these individuals. The acceptance of a reduced value Bonus Plan by the executives was driven by several factors, including the potential increase in value of the restricted stock over the period and that Verticalnet had only a limited number of shares within its pool available for such a Bonus Plan. Due to the limited number of RSUs available under the Company’s stock option plans and to make more RSUs available to valued members of the management team, both Mr. Lentz and Mr. Godick voluntarily agreed to not participate in the Bonus Plan.

In lieu of a cash bonus, the executive team (other than Mr. Lentz and Mr. Godick) was awarded an annual bonus paid in restricted stock in four quarterly installments. The amount of each quarterly installment actually paid to each executive under the Bonus Plan was based upon the Company’s overall performance as measured by EBITDA. For the first two quarters of 2005, the award was 100% of the Bonus Plan amount; for the third quarter, the award was 75% of the Bonus Plan amount; for the fourth quarter, the award was 100% of the Bonus Plan amount.

After the grants to the executive team, other than Mr. Lentz and Mr. Godick, were complete, the Compensation Committee determined that a sufficient number of shares were available in the option pool to grant Mr. Lentz and Mr. Godick a bonus and that the performance of Mr. Lentz and Mr. Godick warranted a bonus, notwithstanding that Mr. Lentz and Mr. Godick had voluntarily withdrawn from the Bonus Plan. Accordingly, the Compensation Committee granted Mr. Lentz and Mr. Godick a single grant of restricted stock on March 1, 2006 for their 2005 bonus using the same plan structure and performance measures as the rest of the executive team. The use of restricted stock instead of cash was done to preserve the Company’s cash while increasing ownership of the Company by the executives, more closely tying their interests to those of shareholders.

The Compensation Committee reevaluates the performance targets each year to reflect Verticalnet’s goals for the coming year.

Stock Options, Restricted Stock and RSUs: The Compensation Committee has utilized stock options and grants of restricted stock and RSUs to motivate and retain executive officers. The Compensation Committee believes that this form of compensation closely aligns the officers’ interests with those of shareholders and provides an incentive to building long-term shareholder value. Options are typically granted annually and are subject to vesting provisions to encourage executive officers to remain employed with Verticalnet. Similarly, RSUs are granted at the inception of employment and thereafter on a periodic basis. Each executive officer receives stock options and/or RSUs based upon that officer’s relative position, responsibilities and his or her anticipated performance and responsibilities. Additionally, the Compensation Committee reviews the prior level of grants to the executive officers and to other members of senior management, including the number of shares that continue to be subject to vesting under outstanding options, in setting the level of options to be granted to the executive officers. Stock options are granted at the market price on the date of grant and provide value only if the price of Verticalnet’s common stock is over the exercise price on the date of exercise. Restricted stock and RSUs are granted at a price of $0.01 per share.

In keeping with the Compensation Committee’s overall compensation philosophy, because of practical considerations, such as the size of the available option pool, the Compensation Committee believes that the executives of the Company have been granted options to buy a smaller percentage of the Company than other companies of similar size. We believe we will be able to make significant progress on this issue if the 2006 Omnibus Equity Compensation Plan is approved by the shareholders, as recommended by the Board of Directors.

Annual Grant of Options. In February 2005, the Board of Directors determined that instead of a single option grant to executives, the annual option grant would be granted quarterly, subject to the discretion of the Compensation Committee, and based upon Company performance over the course of the year. The amount of any quarterly grant, the form of the grant (options, restricted stock or RSUs) and the exercise price of any grant will be determined by the Compensation Committee each quarter. The following table summarizes the grants made to the executive team for annual grants in 2005:

Grant Date	Quarter	% of Annual Grant	Form of Grant*	Exercise Price
March 2, 2005	Q1	25%	Options	$1.38
May 5, 2005	Q2	25%	Restricted Stock**	$0.01
September 8, 2005	Q3	25%	Restricted Stock**	$0.01
November 10, 2005	Q4	25%	Options	$0.43

*	25% of the all grants vest on the one year anniversary of the grant, and the remaining 75% vest quarterly over 36 months thereafter.
**	Messrs. Lentz, Godick, Habig and Kuhn received grants of RSUs rather than Restricted Stock.

How was the Chief Executive Officer Compensated?

In 2005, Mr. Lentz received an annual salary of $385,000. On March 1, 2006, Mr. Lentz received an annual bonus for 2005 paid in 123,750 shares of restricted stock, equivalent to 96% of the “target restricted stock bonus” as it was structured in early 2005 for the executive team. All of the restricted stock vests on September 1, 2006, provided Mr. Lentz is still employed by the Company on that date. The dollar value of this restricted stock grant at the date of issuance represented 45% of the cash value of Mr. Lentz’s target bonus as set forth in his employment agreement, due to the price of the Company’s common stock at the time of issuance. This is consistent with the goals of the Compensation Committee to tie both short term and long term incentives to the performance of the Company’s stock. During 2005, Mr. Lentz received various grants totaling 137,500 options and 96,528 shares of restricted stock. Mr. Lentz was reimbursed the sum of $794 for life insurance premiums and received a partial match of his 401(k) contribution in the amount of $4,200. The Company began paying life insurance premiums for Mr. Lentz in exchange for his giving up a cash death benefit payment. The amount of the premiums paid by the Company covers a portion of a life insurance policy commensurate with the amount of the cash death benefit foregone by Mr. Lentz.

After conducting a thorough evaluation of Mr. Lentz’s performance in 2005, the Compensation Committee and the Board of Directors believe that the salary, bonus, and benefits received by Mr. Lentz were appropriate given the increased software sales the Company began to experience in the second half of 2005, the strong management of cost reduction efforts, the Company’s improved competitive position in its market space during 2005, Mr. Lentz’s experience and knowledge of the Company, and Mr. Lentz’s outstanding leadership of the Company during the year. The performance of the Company’s stock price had and will continue to have an impact during 2006 on Mr. Lentz’s total compensation given the non-cash nature of his bonus and the vesting period tied to this restricted stock grant.

How is the Company Addressing Internal Revenue Code Limits On Deductibility of Compensation?

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to the individuals named in the Summary Compensation Table. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements; however, the Compensation Committee reserves the authority to award non-deductible compensation as it may deem appropriate. Because of uncertainty surrounding the interpretation of Section 162(m), the Compensation Committee can give no assurance, notwithstanding Verticalnet’s efforts, that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

THE COMPENSATION COMMITTEE

Jeffrey C. Ballowe, Chairman

Gregory G. Schott

Darryl E. Wash

Compensation Committee Interlocks and Insider Participation

None of the executive officers, directors, or Compensation Committee members presently serve, or in the past served, on the compensation committee of any other company whose directors or executive officers served on our Compensation Committee.

Employment, Termination of Employment and Change-in-Control Agreements

The Company entered into employment agreements with the following executives on the terms as set forth below:

As of November 13, 2002, the Company entered into an employment agreement with Nathanael V. Lentz with an initial salary of $350,000 per annum. The agreement has a term of two years, with automatic renewal unless either party gives at least one year advance notice of non-renewal. This agreement was amended on March 16, 2006. The agreement has a target bonus of 50% of salary, which is not guaranteed. If Mr. Lentz is terminated without cause or if he resigns for “good reason,” then he will receive, in exchange for a mutual general release, a lump sum cash payment equal to his base salary for one year, and a pro rata portion of any target bonus or other bonus Mr. Lentz would have earned in the year of termination, which bonus will be paid no later than March 15 of the year following the calendar year in which his employment terminates or, if earlier, when bonuses for such period are otherwise paid. In addition, he would receive continued healthcare coverage paid by the Company for one year; unvested options granted during 2001 would be accelerated for a period equal to six months plus one additional month for each month that the executive has been employed by the Company; all vested options granted during 2001 would be exercisable for five years after termination of employment (or the remaining term of the option, if shorter), his post-termination covenant against non-competition would be reduced to six months; and he would receive any other benefits due to him under programs we maintain and in which he was due a benefit at the time of his termination. Upon a “change of control,” all of his outstanding stock options, restricted stock grants, RSUs granted and other equity rights will become fully vested and/or exercisable. If within two years after a change of control, Mr. Lentz is terminated without cause or if he resigns for good reason, then he will receive the severance benefits described above, plus a lump sum cash payment equal to his target bonus for the year, and all stock options granted to him on or after March 16, 2006 will remain exercisable for the one year period after his termination of employment (or the remaining term of the option, if shorter). The agreement provides that Mr. Lentz may terminate his employment for any reason during the three months following the change of control and receive the change of control severance benefits. The agreement provides for a cap to his compensation if it produces a greater net benefit than an uncapped award would after accounting for the increased tax obligation resulting from being an “excess parachute payment” under sections 280G and 4999 of the Code. The agreement defines “good reason” after a change of control as (1) he is transferred more than 50 miles without consent; (2) a material reduction of authority, duties, or responsibilities after reasonable notice and a chance to cure; (3) any failure of the Company materially to comply with and satisfy the terms of the agreement; (4) non-renewal of the agreement by the Company; or (5) any action resulting in him not being the Chief Executive Officer of the Company.

As of February 3, 2003, the Company entered into an employment agreement with Gene S. Godick to be the Company’s Chief Financial Officer with an initial salary of $300,000 per annum. The agreement has a term of two years, with automatic renewal unless either party gives at least one year advance notice of non-renewal. The agreement was amended on March 16, 2006. The agreement has a target bonus of 40% of salary, which is not guaranteed. The agreement provides for a grant of 100,000 stock options and 75,000 RSUs. If Mr. Godick is terminated without cause or if he resigns for “good reason,” then he will receive, in exchange for a mutual general release, a lump sum cash payment equal to his base salary for one year, and a pro rata portion of any target bonus or any other bonus Mr. Godick would have earned in the year of termination of employment, which bonus will be paid no later than March 15 of the year following the calendar year in which his employment terminates or, if earlier, when bonuses for such period are otherwise paid. In addition, he would receive continued healthcare coverage paid by the Company for one year; the stock options granted to him on February 3, 2003 that are vested as of the date of his termination will remain exercisable for one year after termination of employment (or the remaining term of the option if shorter); his post-termination covenant against non-competition would be reduced to six months; and he would receive any benefits due to him under programs we maintain and in which he was due a benefit at the time of his termination. Upon a “change of control,” all of his outstanding stock options, restricted stock grants, RSUs granted and other equity rights would become fully vested and/or exercisable. If within two years after a change of control, he is terminated without cause or if he resigns for “good reason,” then he will receive the severance benefits described above, plus a lump sum cash payment equal to his target bonus for the year, and all stock options granted to him on or after March 16, 2006 will remain exercisable for the one year period after his termination of employment (or the remaining term of the option, if shorter). The agreement provides that Mr. Godick may terminate his employment for any reason during the three months following the change of control and receive the change of control severance. The agreement provides for a cap to his compensation if it produces a greater net benefit than an uncapped award would after accounting for the increased tax obligation resulting from being an “excess parachute payment” under sections 280G and 4999 of the Code. The agreement defines “good reason” after a change of control as (1) he is transferred more than 50 miles without consent; (2) a material reduction of authority, duties, or responsibilities after reasonable notice and a chance to cure; (3) any failure of the Company materially to comply with and satisfy the terms of the agreement; (4) non-renewal of the agreement by the Company, or (5) any action resulting in him not being the Chief Financial Officer of the Company.

As of January 30, 2004, the Company entered into an employment agreement with Brent Habig to be the Company’s Executive Vice President of Sales and Consulting with an initial salary of $300,000 per annum. The agreement has a term of two years, with automatic renewal unless either party gives at least one year advance notice of non-renewal. The agreement has a target bonus of 40% of salary, which is not guaranteed. If Mr. Habig is terminated without cause (with one month advance notice of termination without cause), then he will receive, in exchange for a mutual general release, a lump sum payment equal to salary for one year and a pro rata portion of any target bonus Mr. Habig would have earned in the year of termination. In addition, the Company will pay healthcare coverage for one year, all vested options granted would be exercisable for one year after termination of employment, and Mr. Habig’s non-competition agreement would be modified to reduce the period of non-competition to six months. If within two years after a change of control, Mr. Habig is terminated without cause or chooses to leave for “good reason,” then Mr. Habig will receive the termination without cause benefits above, but any vested options would only be exercisable for 90 days after termination of employment. The agreement provides for a cap to Mr. Habig’s compensation if it produces a greater net benefit than an uncapped award would after accounting for the increased tax obligation resulting from being an excess parachute payment under sections 280G and 4999 of the Code. The agreement defines “good reason” after a change of control as (1) Mr. Habig is transferred more than 50 miles without consent; (2) a material reduction of authority, duties or responsibilities after reasonable notice and a chance to cure; (3) any failure of the Company materially to comply with and satisfy the terms of the agreement; or (4) non-renewal of the agreement by the Company.

As of December 16, 2002, the Company entered into an employment agreement with Christopher G. Kuhn to be the Company’s General Counsel with an initial salary of $165,000 per annum. The agreement has a term of one year, with automatic renewal unless either party gives at least one year advance notice of non-renewal. If Mr. Kuhn is terminated without cause (with one month advance notice of termination without cause), then he will receive, in exchange for a mutual general release: a lump sum payment equal to salary for three months and a pro rata portion of any bonus Mr. Kuhn would have earned in the year of termination. In addition, the Company will pay healthcare coverage for six months; unvested options would be accelerated and all vested options would be exercisable for 90 days after termination of employment. If within one year after a change of control, the executive is terminated without cause or chooses to leave for “good reason,” then the executive will receive the termination without cause benefits above, except Mr. Kuhn will receive a lump sum payment equal to salary for six months. The agreement provides for a cap to the executive’s compensation if it produces a greater net benefit than an uncapped award would after accounting for the increased tax obligation resulting from being an excess parachute payment under sections 280G and 4999 of the Code. The agreement defines “good reason” after a change of control as (1) the executive is transferred more than 50 miles without consent; (2) a material reduction of authority, duties, or responsibilities after reasonable notice and a chance to cure; (3) any failure of the Company materially to comply with and satisfy the terms of the agreement; or (4) non-renewal of the agreement by the Company.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 1, 2006 by the following:

•	each of our directors,
•	each of our named executive officers (as defined in the “Summary Compensation Table” section of this proxy statement), and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with rules promulgated by the SEC. Under these rules, an individual or entity is deemed to be the beneficial owner of a security if that individual or entity has or shares voting power or investment power with respect to such security. Voting power includes the power to vote or to direct the voting of a security. Investment power includes the power to dispose of or to direct the disposition of a security. An individual or entity is also deemed to be the beneficial owner of shares of common stock that could be issued upon the exercise of outstanding options and warrants held by such individual or entity that were exerciseable as of March 1, 2006 or exerciseable within sixty (60) days of March 1, 2006.

Unless otherwise indicated, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name	Aggregate Number of Shares Beneficially Owned (1)	Acquirable Within 60 days (2)	Total Beneficial Ownership	Percent of Shares Outstanding (3)
Gregory G. Schott	-	35,000	35,000	*
Nathanael V. Lentz	193,613	635,993	829,606	1.6%
Jeffrey C. Ballowe	152,530	38,714	191,244	*
Michael J. Hagan	203,005	50,769	253,774	*
Vincent J. Milano	-	35,000	35,000	*
John N. Nickolas	-	20,000	20,000	*
Mark L. Walsh	130,944	111,235	242,179	*
Darryl E. Wash (4) (5)	882,198	50,000	932,198	1.8%
Gene S. Godick	126,033	423,462	549,495	1.1%
Brent W. Habig	923,852	169,928	1,093,780	2.1%
Christopher G. Kuhn	180	247,173	247,353	*

All directors and executive officers as a group (11 persons)	2,612,355	1,817,274	4,429,629	8.6%

*	Represents less than 1% of Verticalnet’s outstanding common stock.
(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.
(2)	Unless otherwise noted, reflects the number of shares that could be purchased by exercise of options available at March 1, 2006 or within 60 days thereafter under Verticalnet’s stock option plans or warrants that are currently exercisable.
(3)	Based on 51,508,660 shares of common stock outstanding (including 668,803 shares subject to an escrow agreement in connection with the Digital Union acquisition) at March 1, 2006.
(4)	Includes 818,743 shares owned by Ascend Ventures, LP. Mr. Wash is the managing partner of Ascend Ventures, LP. Mr. Wash disclaims beneficial ownership of these shares in their entirety.
(5)	Includes 88,455 shares owned by Halo-B2eMarkets, LLC. Mr. Wash is the managing member of Halo-B2eMarkets, LLC. Mr. Wash disclaims beneficial ownership of these shares in their entirety.

Stock Ownership

Verticalnet knows of no single person or group that is the beneficial owner of more than 5% of Verticalnet’s common stock as of March 1, 2006.

Option Grants in Last Fiscal Year

The table below shows information about stock options granted during fiscal 2005 to each of the named executive officers:

	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees	Exercise price per Share	Market Price on Grant Date	Expiration Date	Assumed Annual Rate of Stock Appreciation for Option Term (3)
							5%	10%
Nathanael V. Lentz	68,750	(1)	4.73%	$1.38	$1.15	03/02/2015	$33,909	$110,193
	68,750	(2)	4.73%	$0.43	$0.43	11/10/2015	$18,592	$47,115

Gene S. Godick	31,250	(1)	2.15%	$1.38	$1.15	03/02/2015	$15,413	$50,088
	31,250	(2)	2.15%	$0.43	$0.43	11/10/2015	$8,451	$21,416

Brent W. Habig	25,000	(1)	1.72%	$1.38	$1.15	03/02/2015	$12,331	$40,070
	25,000	(2)	1.72%	$0.43	$0.43	11/10/2015	$6,761	$17,133

Christopher G. Kuhn	17,500	(1)	1.20%	$1.38	$1.15	03/02/2015	$8,632	$28,049
	17,500	(2)	1.20%	$0.43	$0.43	11/10/2015	$4,732	$11,993

(1)	25% of the grant vested on March 2, 2006. The remainder of the grant will vest at 2.08% monthly through March 2, 2009.
(2)	25% of the grant will vest on November 10, 2006. The remainder of the grant will vest at 2.08% monthly through November 10, 2009.
(3)	These columns show gains that may exist for the respective options, assuming that the market price for the common stock appreciates from the date of grant over a period of ten years at annual rates of growth of 5% and 10%, respectively. The 5% and 10% rates of growth are mandated by rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level.

Option Exercises in Past Year

The table below sets forth information with respect to option exercises during fiscal 2005 by each of the named executive officers and the status of their options at December 31, 2005:

Aggregated Option Exercises during Fiscal 2005 and Option Values on December 31, 2005

	Number of Shares Acquired Upon Exercise of Options	Value Realized Upon Exercise (1)	Number of Unexercised Options at 12/31/05		Value of Unexercised In-The- Money Options at 12/31/05 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Nathanael V. Lentz	-	$-	563,978	175,927	$11,890	$10,312

Gene S. Godick	-	-	373,857	91,320	$6,422	$4,687

Brent W. Habig	-	-	112,500	87,500	$-	$3,750

Christopher G. Kuhn	-	-	202,708	54,214	$4,265	$2,625

(1)	Represents the difference between the market price on the exercise date and the exercise price, multiplied by the number of options exercised. Does not necessarily reflect the value received if the individual sells the shares acquired by the option exercise, since the market price of the shares at the time of sale may be higher or lower than the market price on the date of exercise.
(2)	Represents the difference between the year-end stock price ($0.58 per share) and the exercise price associated with each option, multiplied by the number of shares underlying the options.

Equity Compensation Plan Information

The following table provides information on all existing equity compensation plans as of December 31, 2005, but does not include the proposed Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders:
Amended and Restated 1996 Equity Compensation Plan	601,787	$8.59	42,375
1999 Long Term Incentive Plan	573,430	2.52	352,791
1999 Equity Compensation Plan	1,276,916	4.92	177,994
Verticalnet, Inc. 2000 Equity Compensation Plan	4,605,349	4.02	1,233,363
1998 Tigris Plan (1)	128,554	2.38	34,377
1999 Isadra NQ Plan (2)	57,961	6.65	9,691
Atlas Commerce Plan 1999 LTIP (3)	173,180	8.15	37,813
Isadra Rollover Plan (2)	—		3,143

	7,417,177		1,891,547

(1)	Assumed pursuant to acquisition of Tigris Corp. in January 2004.
(2)	Assumed pursuant to acquisition of Isadra, Inc. in May 1999.
(3)	Assumed pursuant to acquisition of Atlas Commerce, Inc. in December 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors and holders of more than 10% of Verticalnet’s common stock to file reports of ownership and changes of ownership with the SEC. To the best of Verticalnet’s knowledge, the reports for all officers, directors, and holders of more than 10% of Verticalnet’s common stock were timely filed during 2005, except for the following reports:

Person	Number of Untimely Filings	Number of Filings Not Made	Explanation
Gene S. Godick	1	0	Company inadvertently failed to timely file a Form 4 with respect to the voluntary forfeiture of shares of common stock as a result of the cancellation of deferral of distribution of RSUs. The forfeiture was reported on a Form 5 filed on February 1, 2006.
Nathanael V. Lentz	1	0	Company inadvertently failed to timely file a Form 4 with respect to the voluntary forfeiture of shares of common stock as a result of the cancellation of deferral of distribution of RSUs. The forfeiture was reported on a Form 5 filed on February 9, 2006.

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total return of Verticalnet’s common stock with that of the Nasdaq Composite Index and the Nasdaq Computer and Data Processing Index from December 31, 2000 through December 31, 2005. The graph assumes that you invested $100 at the close of market on December 31, 2000 in Verticalnet common stock and $100 was invested at that same time in each of the indexes. The comparison assumes that all dividends, if any, are reinvested. The comparisons in this graph are provided in accordance with SEC disclosure requirements and are not intended to forecast or be indicative of the future performance of the common stock.

Stock Performance Graph

COMPANY/INDEX NAME	12/31/00	03/31/01	06/30/01	09/30/01	12/31/01	03/31/02	06/30/02	09/30/02	12/31/02
Verticalnet, Inc.	100	30	37	5	21	11	2	1	1
NASDAQ U.S.	100	73	87	60	79	76	61	49	56
Nasdaq Computer and Data Processing	100	77	101	64	85	78	65	51	62

COMPANY/INDEX NAME		03/31/03	06/30/03	09/30/03	12/31/03	03/31/04	06/30/04	09/30/04	12/31/04
Verticalnet, Inc.		1	2	2	2	3	2	2	2
NASDAQ U.S.		56	68	75	83	83	85	79	91
Nasdaq Computer and Data Processing		61	70	75	81	78	86	82	95

COMPANY/INDEX NAME		03/31/05	06/30/05	09/30/05	12/31/05
Verticalnet, Inc.		1	1	1	1
NASDAQ U.S.		83	86	90	93
Nasdaq Computer and Data Processing		83	86	91	95

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies properly completed and returned to Verticalnet will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in the discretion of the proxy holder.

A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SEC, EXCLUDING EXHIBITS, MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST ADDRESSED TO: VERTICALNET, INC., 400 CHESTER FIELD PARKWAY, MALVERN, PENNSYLVANIA 19355, ATTENTION: INVESTOR RELATIONS.

INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information that is superceded or modified by information contained directly in this proxy statement or in any other subsequently filed document that is also incorporated by reference herein. This proxy statement incorporates by reference the information set forth below that the Company has previously filed with the SEC and that is being delivered to you along with this proxy statement.

The following information contained in our Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission is incorporated by reference herein:

Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (pages          -         );

Part II, Item 7A. Quantitative and Qualitative Disclosure about Market Risk (pages          —        ); and

Part II, Item 8. Financial Statements and Supplementary Data (pages         -         ).

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2007 annual meeting of shareholders must deliver the proposal to the Secretary of Verticalnet at 400 Chester Field Parkway, Malvern, Pennsylvania 19355:

•	Not later than December 16, 2006, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; and

•	Not later than March 2, 2007, if the proposal is submitted outside the processes of Rule 14a-8 under the Securities and Exchange Act of 1934, in which case we are not required to include the proposal in our proxy materials. In addition, our bylaws require that we be given advance notice of shareholder nominations for election to our Board of Directors. Such nominations for the 2007 annual meeting of shareholders, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by certified mail, return receipt requested to the Secretary, in accordance with our by-laws. Our by-laws also require that such notice contain certain additional information. Copies of our by-laws can be obtained without charge from the Secretary.

By order of the Board of Directors,

Christopher G. Kuhn Vice President, General Counsel and Secretary , 2006

Annex 1

Audit Committee Charter

VERTICALNET, INC.

CHARTER OF THE AUDIT COMMITTEE

1.	Authorization

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Verticalnet, Inc. (the “Company”) is authorized, pursuant to Section 1731 of the Pennsylvania Business Corporation Law and Section 5.11 of the Company’s Bylaws, to exercise all the powers and authority of the Company necessary to carry out the purposes and responsibilities set forth herein.

2.	Purpose

The principal purposes of the Committee are to oversee the processes of accounting, auditing, financial reporting, internal controls and legal compliance functions of the Company and its subsidiaries, including without limitation, oversight of (i) the processes to insure the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s independent auditors’ qualifications and independence; and (iv) the performance of the Company’s independent auditors.

3.	Organization

a)	Charter. At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.

b)	Members. The Committee shall be comprised of three or more directors to be appointed by the Board of Directors. Each member of the Committee shall meet the independence, experience and expertise requirements of the National Association of Securities Dealers and applicable law. Each member of the Committee must be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or (to the extent permitted by applicable listing rules) must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, either (i) at least one member of the Committee must be an audit committee financial expert, as such term is defined in the rules and regulations promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, or (ii) if no member of the Committee is an audit committee financial expert, the Committee shall so inform the Board of Directors.

The Board of Directors shall also designate a Committee Chairperson. No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Company’s annual proxy statement.

c)	Meetings. The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. The Committee shall meet separately on a periodic basis with (i) management, and (ii) the Company’s independent auditors. The Committee shall meet in executive session at least twice a year.

d)	Quorum; Action by Committee. A quorum at any Committee meeting shall be at least two members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called or held (or where only two members are present, by unanimous vote). Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

e)	Agenda, Minutes and Reports. The Chairperson of the Committee shall be responsible for establishing the agendas for the meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record and shall be approved at a subsequent meeting of the Committee. The Chairperson of the Committee shall make regular reports to the Board of Directors.

f)	Performance Evaluation. The Committee shall evaluate its performance on an annual basis and establish criteria for such evaluation.

4.	Responsibilities

The principal responsibilities of the Committee are:

a)	Engagement of Independent Auditors. The Committee shall directly appoint, retain, compensate, the Company’s independent auditor. The Committee has the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. The Committee shall be directly responsible for overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent auditor shall report directly to the Committee. The Committee shall have the authority to engage, without Board approval, independent legal, accounting, and other advisors as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, to compensate the independent auditor, outside legal counsel, or any other advisors employed by the Committee, and to pay ordinary Committee administrative expenses that are necessary and appropriate in carrying out its duties.

b)	Determination as to Independence and Performance of Independent Auditors. The Committee shall receive, not less frequently than annually, periodic reports from the independent auditors regarding the auditors’ independence, which reports shall include such details as are required by applicable law or listing standards. The Committee shall discuss such reports with the auditors, and if so determined by the Committee, take appropriate action to satisfy itself of the independence of the auditors. The Committee shall review the performance of the Company’s independent auditors annually. In doing so, the Committee shall consult with management and shall also obtain and review a report by the independent auditors describing their internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the independent auditors and the response of the independent auditors, and any steps taken to deal with any such issues.

c)	Oversight of Company’s Independent Auditor. The Committee shall assure the regular rotation of the lead audit partner as required by Section 10A(j) of the Exchange Act. The Committee shall set clear hiring policies for employees or former employees of the independent auditor that are consistent with Section 10A(l) of the Exchange Act.

d)

Audits by Independent Auditors. The Committee shall discuss with the Chief Financial Officer and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Committee shall discuss with management and the independent auditors the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps management has taken to monitor and control such exposures and manage legal compliance programs, among other considerations that may be relevant to their respective audits. The Committee shall review with management and the independent auditors management’s annual internal control report, including any attestation of same by the independent auditors. The Committee shall review with the Chief Executive Officer and Chief Financial Officer and independent auditors, periodically, the following: (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Company’s independent auditors; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and (iii) any significant changes in internal controls or other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

e)	Pre-Approval of Audit and Non-Audit Services. The Committee shall approve guidelines for the retention of the independent auditors for any non-audit services and the fee for such services and shall determine procedures for the approval of audit and non-audit services in advance. The Committee shall, in accordance with such procedures, approve in advance any audit or non-audit service provided to the Company by the independent auditors, all as required by applicable law or listing standards. Approval of the audit and permitted non-audit services may also be made by one or more members of the Committee as shall be designated by the Committee, and the person(s) granting such approval shall report such approval to the Committee at the next scheduled meeting.

f)	Review of Disclosure Controls and Procedures. The Committee shall review with the Chief Executive Officer, Chief Financial Officer and the General Counsel the Company’s disclosure controls and procedures and shall review periodically, but in no event less frequently than quarterly, management’s conclusions about the effectiveness of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

g)	Review of Annual SEC Filings. The Committee shall review with management and the independent auditors the financial information to be included in the Company’s Annual Report on Form 10-K, including the disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations and Critical Accounting Policies, their judgment about the acceptability and quality of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements and the adequacy of internal controls. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. Based on such review and discussion, the Committee shall make a determination whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K. The Committee shall review the CEO and CFO’s disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

h)	Review of Quarterly SEC Filings and Other Communications. The Committee shall review and discuss with management and the independent auditors the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q, including the disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations and Critical Accounting Policies, the results of the independent auditors’ review of the Company’s quarterly financial information, and the adequacy of internal controls, and shall discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. The Committee shall also review the Company’s earnings press releases and financial information and earnings guidance periodically provided to analysts and rating agencies (which may consist of a discussion of the types of information to be provided and types of presentation to be made) to the extent required by applicable law or listing standards. The Committee shall review the CEO and CFO’s disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

i)	Review of Certain Matters with Independent Auditors. The Committee shall review periodically with management and the independent auditors the effect of new or proposed regulatory and accounting initiatives on the Company’s financial statements and other public disclosures.

j)

Consultation with Independent Auditors. The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise and any management letter provided by the auditors and the Company’s response to that letter. Such review shall address any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, material adjustments to the financial statements recommended by the independent auditors and adjustments that were proposed but “passed” (as immaterial or otherwise).

k)	Preparation of Report for Proxy Statement. The Committee shall produce the report of the Committee that is required to be included in the Company’s annual proxy statement, all in accordance with applicable rules and regulations.

l)	Policies for Employment of Former Audit Staff. The Committee shall approve guidelines for the Company’s hiring of former employees of the independent auditors, which shall meet the requirements of applicable law and listing standards.

m)	Establishment of “Whistleblowing” Procedures. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

n)	Review of Legal and Regulatory Compliance. The Committee shall periodically review with management, including the General Counsel, and the independent auditors any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s Business Conduct Guidelines. The Committee shall also meet periodically and separately with the General Counsel to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.

o)	Conflicts; Compliance with Business Conduct Guidelines; Grant of Waivers. The Committee shall review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to the Company’s Business Conduct Guidelines. In connection with these reviews, the Committee will meet, as deemed appropriate, with the General Counsel and other officers or employees of the Company. The Committee shall be responsible for determining whether and on what terms to grant to any Director or executive officer a waiver from the Company’s Business Conduct Guidelines.

p)	Access to Records, Consultants and Others. The Committee shall have full authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company; (ii) to retain outside legal, accounting or other consultants to advise the Committee; and (iii) to request any officer or employee of the Company, the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.

q)	Delegation. To the extent permitted by applicable law and listing standards, the Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee, and the subcommittee shall make periodic reports to the Committee regarding such delegated responsibilities.

r)	Other Delegated Responsibilities. The Committee shall also carry out such other duties as may be delegated to it by the Board of Directors from time to time.

s)	Related Party Transactions. The Committee shall review and approve all related party transactions.

5.	Management and Independent Auditor Responsibility

In discharging its responsibilities, the Committee is not itself responsible for the planning or conduct of audits or for any determination that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles. Management has the responsibility for the financial statements and the independent auditors have the responsibility to audit such financial statements in accordance with generally accepted auditing standards.

Annex 2

Form of Proposed Amendment to Amended and Restated Articles of Incorporation

Article SEVENTH is hereby amended to read in its entirety as follows:

SEVENTH: Capital Stock. The aggregate number of shares which the corporation shall have authority to issue is                      shares, par value one cent ($0.01) per share, consisting of:

(a)                      shares of Common Stock (“Common Stock”); and

(b) 10,000,000 shares of Preferred Stock.

Effective immediately upon the filing of the Articles of Amendment containing this Amendment with the Pennsylvania Secretary of State, every [                    ] outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock. The authorized shares of Common Stock of the Corporation shall be reduced proportionately to the number of shares set forth above in this Article SEVENTH. No fractional share shall be issued in connection with the foregoing stock split; all shares of Common Stock so split that are held by a shareholder will be aggregated and each fractional share resulting from such aggregation shall be rounded up to the nearest whole share and no cash payment will be made in respect to such rounding.

Annex 3

Form of Note

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

VERTICALNET, INC.

Senior Secured Convertible Promissory Note due July 2, 2007

No. CN-05-         $

Dated: August 16, 2005

For value received, VERTICALNET, INC., a Pennsylvania corporation (the “Maker”), hereby promises to pay to the order of             (together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of             ($            ), together with interest thereon. Concurrently with the issuance of this Note, the Maker is issuing separate senior secured convertible promissory notes (the “Other Notes”) to separate purchasers (the “Other Holders”) pursuant to the Purchase Agreement (as defined in Section 1.1 hereof).

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note shall be due and payable on July 2, 2007 (the “Maturity Date”) or at such earlier time as provided herein.

ARTICLE I

Section 1.1 Purchase Agreement. This Note has been executed and delivered pursuant to the Note and Warrant Purchase Agreement dated as of August 16, 2005 (the “Purchase Agreement”) by and among the Maker and the purchasers listed therein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

Section 1.2 Interest. Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to nine percent (9%), payable monthly until the Maturity Date commencing December 16, 2005 at the option of the Maker in cash or in shares of the Maker’s common stock, par value $0.01 per share (the “Common Stock”), registered for resale, in accordance with terms of Section 1.3 below. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date. Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), then to the extent permitted by law, the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of fifteen percent (15%) and the maximum applicable legal rate per annum.

Section 1.3 Payment of Principal and Interest.

(a) Commencing one hundred twenty (120) days following the Issuance Date and continuing thereafter on the first (1st) Business Day of each month until the Maturity Date (each, a “Principal Payment Date”), the Maker shall pay an amount to the Holder equal to 1/20th of the original principal amount of this Note plus any accrued but unpaid interest (the “Principal Installment Amount”); provided, however, if on any Principal Payment Date, the outstanding principal amount of this Note plus any accrued but unpaid interest is less than the Principal Installment Amount, then the Maker shall pay to the Holder such lesser amount. The Maker may pay such Principal Installment Amount in cash, in shares of Common Stock registered for resale or in any combination thereof. If the Maker elects to pay the Principal Installment Amount in cash such amount shall be wired in immediately available funds on the Principal Payment Date; provided, however, that if the Holder has delivered a Conversion Notice to the Maker or delivers a Conversion Notice prior to the Principal Payment Date, the principal amount of this Note to be so converted shall be applied against the next Principal Installment Amount. The Maker shall provide irrevocable written notice to the Holder of the form of payment of the Principal Installment Amount at least seven (7) Business Days prior to each Principal Payment Date for which a Principal Installment Amount is made by the Maker. For purposes of this Note, “Determination Date” shall mean the date that is ten (10) Business Days immediately prior to a Principal Payment Date.

(b) If the Maker elects to pay the Principal Installment Amount in shares of Common Stock registered for resale, the number of shares of Common Stock registered for resale to be issued to the Holder shall be an amount equal to the Principal Installment Amount divided by (i) the Fixed Conversion Price, if the average Closing Bid Price of the Common Stock for the twenty (20) Trading Days immediately preceding the applicable Determination Date (the “Trailing Price”) is equal to or exceeds one hundred fifteen percent (115%) of the Fixed Conversion Price, or (ii) eighty-five percent (85%) of the average of the five lowest VWAPs (as defined in Section 1.3(c) hereof) for the ten (10) Trading Days immediately preceding the applicable Determination Date, if the Trailing Price of the Common Stock is less than one hundred fifteen percent (115%) of the Fixed Conversion Price for the twenty (20) Trading Days immediately preceding the applicable Determination Date; provided, however, that if the Holder has delivered a Conversion Notice to the Maker or delivers a Conversion Notice prior to the Principal Payment Date, the principal amount of this Note to be so converted shall be applied against the next Principal Installment Amount. Notwithstanding the foregoing, the maximum amount of shares of Common Stock that the Maker may issue to satisfy the payment of the Principal Installment Amount in any month shall not exceed twenty percent (20%) of the Total Dollar Volume (as defined in this Section 1.3(b)), provided that if such amount of shares of Common Stock exceeds twenty percent (20%) of the Total Dollar Volume, such excess amount shall be paid by the Maker in cash. Notwithstanding the foregoing to the contrary, the Maker may elect to pay the Principal Installment Amount in shares of Common Stock registered for resale on any Principal Payment Date only if (A) the registration statement providing for the resale of the shares of Common Stock issuable upon conversion of this Note is effective and has been effective, without lapse or suspension of any kind, for a period of thirty (30) consecutive calendar days, (B) trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission or the Nasdaq SmallCap Market (or other exchange or market on which the Common Stock is trading), (C) the Maker is in material compliance with the terms and conditions of this Note and the other Transaction Documents, (D) the issuance of shares of Common Stock on the Principal Payment Date does not violate the provisions of Section 3.4 hereof, (E) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance, (F) no Bankruptcy Event has occurred, (G) the Maker is not in default with respect to any material obligation hereunder or under any other Transaction Document and (H) no public announcement of a pending or proposed Change of Control transaction has occurred that has not been consummated. For purposes hereof, “Total Dollar Volume” means, for any date, the product of (1) the lesser of (x) the average of the daily VWAP for the twenty (20) Trading Days immediately preceding the applicable Determination Date and (y) the Closing Bid Price of the Common Stock on applicable

Determination Date and (2) the sum of the trading volume for each of the (20) Trading Days immediately preceding the applicable Determination Date.

(c) For purposes hereof, “VWAP” means, for any date, (i) the daily volume weighted average price of the Common Stock for such date on the OTC Bulletin Board (or other exchange or market on which the Common Stock is trading) as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time); (ii) if prices for the Common Stock are then listed or quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date on the OTC Bulletin Board; (iii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board (or other exchange or market on which the Common Stock is trading) and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Maker.

Section 1.4 Security Agreement. The obligations of the Maker hereunder are secured by a continuing security interest in all of the assets and properties of the Maker pursuant to the terms of a security agreement dated as of August 16, 2005 by and among the Maker, on the one hand, and the Holders and the Other Holders, on the other hand.

Section 1.5 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding Business Day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.6 Transfer. This Note may be transferred or sold, subject to the provisions of Section 4.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

Section 1.7 Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) the Maker shall fail to make the payment of any amount of principal outstanding or accrued and unpaid interest on the date such payment is due hereunder; or

(b) [Intentionally Omitted]

(c) [Intentionally Omitted]

(d) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the OTC Bulletin Board, Nasdaq SmallCap Market, Nasdaq National Market, American Stock Exchange or The New York Stock Exchange, Inc. for a period of five (5) consecutive Trading Days; or

(e) the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.8(a) hereof) or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock; or

(f) the Maker shall fail to (i) timely deliver the shares of Common Stock upon conversion of the Note or any accrued and unpaid interest, or (ii) make the payment of any fees and/or liquidated damages under this Note, the Purchase Agreement or the Registration Rights Agreement, which failure is not remedied within three (3) Business Days after the incurrence thereof; or

(g) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days, provided that the Maker has not exercised its rights pursuant to Section 3(n) of the Registration Rights Agreement and the cause of such lapse or unavailability is not due to factors primarily within the control of Holder; or

(h) default shall be made in the performance or observance of (i) any material covenant, condition or agreement contained in this Note (other than as set forth in clause (f) of this Section 2.1) and such default is not fully cured within five (5) Business Days after the occurrence thereof or (ii) any material covenant, condition or agreement contained in the Purchase Agreement, the Other Notes, the Registration Rights Agreement or any other Transaction Document which is not covered by any other provisions of this Section 2.1 and such default is not fully cured within five (5) Business Days after the occurrence thereof; or

(i) any material representation or warranty made by the Maker herein or in the Purchase Agreement, the Registration Rights Agreement, the Other Notes or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

(j) the Maker shall (A) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder) the aggregate principal amount of which Indebtedness is in excess of $100,000 or (B) default in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

(k) a Bankruptcy Event shall have occurred; or

(l) a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

(m) the failure of the Maker to instruct its transfer agent to remove any legends from shares of Common Stock eligible to be sold under Rule 144 of the Securities Act and issue such unlegended certificates to the Holder within three (3) Business Days of the Holder’s request so long as the Holder has provided reasonable assurances to the Maker that such shares of Common Stock can be resold pursuant to Rule 144; or

(n) the failure of the Maker to pay any amounts due to the Holder herein or in the Purchase Agreement or the Registration Rights Agreement within three (3) Business Days of receipt of notice to the Maker; or

(o) the occurrence of an Event of Default under the Other Notes.

Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 2.1 (k) or (l), the outstanding principal balance and accrued interest hereunder shall be automatically due and payable and (ii) Sections 2.1 (a)-(j) and 2.1(m)-(o), demand the prepayment of this Note pursuant to Section 3.7 hereof, (b) subject to Section 3.4 hereof, demand that the principal amount of this Note then outstanding shall be converted into shares of Common Stock at a Conversion Price per share calculated pursuant to Section 3.1 hereof assuming that the date that the Event of Default occurs is the Conversion Date (as defined in Section 3.1(b) hereof) and demand that all accrued and unpaid interest under this Note shall be converted into shares of Common Stock in accordance with Section 1.2 hereof, or (c) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the Registration Rights Agreement, other Transaction Document or applicable law. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE III

CONVERSION; ANTIDILUTION; PREPAYMENT

Section 3.1 Conversion Option.

(a) At any time on or after the Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder (the “Conversion Option”), into such number of fully paid and non-assessable shares of Common Stock (the “Conversion Rate”) as is determined by dividing (x) that portion of the outstanding principal balance under this Note as of such date that the Holder elects to convert by (y) the Conversion Price (as defined in Section 3.2(a) hereof) then in effect on the date on which the Holder faxes a notice of conversion (the “Conversion Notice”), duly executed, to the Maker (facsimile number (610) 240-9470, Attn.: Legal) (the “Voluntary Conversion Date”), provided, however, that the Conversion Price shall be subject to adjustment as described in Section 3.6 below. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of each Conversion Date.

(b) On the Mandatory Conversion Date (as defined below), the Maker may cause the outstanding principal amount of this Note plus all accrued and unpaid interest to convert into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the outstanding principal amount of this Note plus all accrued and unpaid interest outstanding on the Mandatory Conversion Date divided by (ii) the Conversion Price in effect on the Mandatory Conversion Date by providing ten (10) days prior written notice of such Mandatory Conversion Date. As used herein, a “Mandatory Conversion Date” shall be a date that is six (6) months following the effective date of the registration statement providing for the resale of the shares of Common Stock issuable upon conversion of this Note (the “Registration Statement”) in which the VWAP of the Common Stock is equal to or exceeds two hundred percent (200%) of the Fixed Conversion Price then in effect for a period of twenty (20) consecutive Trading Days and the dollar trading volume of the Common Stock for each Trading Day of such twenty (20) consecutive Trading Day period exceeds $200,000; provided, that (A) the Registration Statement is effective and has been effective, without lapse or suspension of any kind, for a period thirty (30) consecutive calendar days immediately preceding the Mandatory Conversion Date, (B) trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission or The Nasdaq SmallCap Market (or other exchange or market on which the Common Stock is trading), (C) the Maker is in material compliance with the terms and conditions of this Note and the other Transaction Documents, and (D) the issuance of shares of Common Stock on the Mandatory Conversion Date pursuant to such mandatory conversion does not violate the provisions of Section 3.4 hereof. Notwithstanding the foregoing to the contrary, the Mandatory Conversion Date shall be extended for as long as a Triggering Event (as defined in Section 3.7(f) hereof) shall have occurred and be continuing. The Mandatory Conversion Date, the Voluntary Conversion Date and any Principal Payment Date on which the Maker is permitted and has elected to pay all or any portion of the Principal Installment Amount then due in Common Stock, collectively are referred to in this Note as the “Conversion Date.”

(c) The term “Closing Bid Price” shall mean, on any particular date (i) the closing bid price per share of the Common Stock on such date on The Nasdaq SmallCap Market or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on The Nasdaq SmallCap Market or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or if there is no such price on such date, then the closing bid price for a share of Common Stock on the over-the-counter market on the date nearest preceding such date or (iii) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Holder, or (iv) if the Common Stock is not then publicly traded, the fair market value of a share of Common Stock as determined by the Holder and reasonably acceptable to the Maker.

Section 3.2 Conversion Price.

(a) The term “Fixed Conversion Price” shall mean $0.70. The term “Conversion Price” shall mean the Fixed Conversion Price, subject to adjustment under Section 3.6 hereof.

(b) Notwithstanding any of the foregoing to the contrary, if during any period (a “Black-out Period”), a Holder is unable to trade any Common Stock issued or issuable upon conversion of this Note immediately due to the postponement of filing or delay or suspension of effectiveness of a registration statement or because the Maker has otherwise informed such Holder that an existing prospectus cannot be used at that time in the sale or transfer of such Common Stock (provided that such postponement, delay, suspension or fact that the prospectus cannot be used is not due to factors solely within the control of the Holder of this Note or due to the Maker exercising its rights under Section 3(n) of the Registration Rights Agreement), such Holder shall have the option but not the obligation on any Conversion Date within ten (10) Trading Days following the expiration of the Black-out Period of using the Conversion Price applicable on such Conversion Date or any Conversion Price selected by such Holder that would have been applicable had such Conversion Date been at any earlier time during the Black-out Period or within the ten (10) Trading Days thereafter. In no event shall the Black-out Period have any effect on the Maturity Date of this Note.

Section 3.3 Mechanics of Conversion.

(a) Not later than three (3) Trading Days after any Conversion Date, the Maker or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. In the alternative, not later than three (3) Trading Days after any Conversion Date, the Maker shall deliver to the applicable Holder by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 5.1 of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Note (the “Delivery Date”). Notwithstanding the foregoing to the contrary, the Maker or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder’s behalf via DWAC (or certificates free of restrictive legends) if such conversion is in connection with a sale and the Holder has complied with the applicable prospectus delivery requirements. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled by written notice to the Maker at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Maker shall immediately return this Note if tendered for conversion, whereupon the Maker and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.3(b) and (c) shall be payable through the date notice of rescission is given to the Maker.

(b) The Maker understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder. If the Maker fails to deliver to the Holder such shares via DWAC or a certificate or certificates pursuant to this Section hereunder by the Delivery Date, the Maker shall pay to such Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered via DWAC or certificates are delivered, together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) (i) 1% of the aggregate principal amount of the Notes requested to be converted for the first five (5) Trading Days after the Delivery Date and (ii) 2% of the aggregate principal amount of the Notes requested to be converted for each Trading Day thereafter and (B) $2,000 per day (which amount shall be paid as liquidated damages and not as a penalty). Nothing herein shall limit a Holder’s right to pursue actual damages for the Maker’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Maker shall only be obligated to pay the liquidated damages accrued in accordance with this Section 3.3(b) through the date the Conversion Notice is withdrawn.

(c) In addition to any other rights available to the Holder, if the Maker fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of this Note which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Maker shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of this Note that the Maker was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Maker timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Maker shall be required to pay the Holder $1,000. The Holder shall provide the Maker written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Maker. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Maker’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

Section 3.4 Ownership Cap and Certain Conversion Restrictions.

(a) Notwithstanding anything to the contrary set forth in Section 3 of this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 4.9% of all of the Common Stock outstanding at such time; provided, however, that upon the Holder providing the Maker with sixty-one (61) days notice (pursuant to Section 4.1 hereof) (the “Waiver Notice”) that the Holder would like to waive this Section 3.4(a) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4(a) will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the Maturity Date.

(b) Notwithstanding anything to the contrary set forth in Section 3 of this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.9% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Holder providing the Maker with a Waiver Notice that the Holder would like to waive Section 3.4(b) of this Note with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4(b) shall be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the Maturity Date.

(c) Notwithstanding anything to the contrary set forth herein, the Maker shall not be obligated to issue in excess of an aggregate of 9,468,758 shares of Common Stock upon conversion of the Notes, which number of shares shall be subject to adjustment pursuant to Sections 3.6(a)(i) through (iv) (such number of shares, the “Issuable Maximum”). The Issuable Maximum equals 19.99% of the number of shares of Common Stock outstanding immediately prior to the Issuance Date. If on any Conversion Date (A) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock to be issued on such Conversion Date when added with the number of share of Common Stock previously issued upon conversion of the Notes would equal or exceed the Issuable Maximum, and (B) the Maker shall not have previously obtained the vote of stockholders (the “Stockholder Approval”), if any, as may be required by the applicable rules and regulations of the Nasdaq SmallCap Market (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Maker shall issue to the Holder so requesting such number of shares of Common Stock equal to the Issuable Maximum minus the number of shares of Common Stock previously issued upon conversion of the Notes and, with respect to the remainder of shares of Common Stock which would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the “Excess Shares”), the Maker shall use its best efforts to obtain the Stockholder Approval applicable to such issuance as soon as is possible, but in any event not later than the next annual meeting of stockholders. The Maker acknowledges that such request has been made by the Holder as of the Issuance Date. The Maker and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of conversion of the Notes or as a result of exercise of the Warrants shall not be entitled to cast votes on any resolution to obtain Stockholder Approval. The Maker agrees that all of the officers and directors of the Maker that hold shares of Common Stock shall vote in favor of the issuance of shares of Common Stock in excess of the Issuable Maximum. In the event that Stockholder Approval is not obtained by the next annual meeting of stockholders, the Holder shall have the right on a Conversion Date to have the Maker prepay in cash such portion of the outstanding principal amount of this Note plus all accrued but unpaid interest that would have been issued in shares of Common Stock upon conversion but for such number of shares being in excess of the Issuable Maximum. In the event that the Holder exercises this prepayment right, the Holder shall provide written notice to the Maker and the Maker shall pay in cash the prepayment price within five (5) Business Days following receipt of such written request by the Holder.

Section 3.5 Intentionally Omitted.

Section 3.6 Adjustment of Conversion Price.

(a) The Conversion Price shall be subject to adjustment from time to time as follows:

(i) Adjustments for Stock Dividends and Splits. If the Maker, at any time while this Note is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this Section 3.6(a)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this Section 3.6(a)(i) shall become effective immediately after the effective date of such subdivision or combination.

(ii) Pro Rata Distributions. If the Maker, at any time while this Note is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then in each such case the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Conversion Price times a fraction of which the denominator shall be the average of the Closing Bid Prices for the five Trading Days immediately prior to (but not including) such record date and of which the numerator shall be such average less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, as determined by the Maker’s independent certified public accountants that regularly examine the financial statements of the Maker (an “Appraiser”). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser. As an alternative to the foregoing adjustment to the Conversion Price, at the request of the Holder delivered before the 90th day after such record date, the Maker will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Underlying Shares for which this Note could have been converted into immediately prior to such record date. If the Holder elected to receive Distributed Property in accordance with the preceding sentence and such Distributed Property is not delivered to the Holder pursuant to the preceding sentence, then upon expiration of or any conversion of the Note that occurs after such record date, such Holder shall remain entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion (if applicable), such Distributed Property.

(iii) Major Transactions. If, at any time while this Note is outstanding, the Maker effects any Major Transaction, then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Major Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Major Transaction if it had been, immediately prior to such Major Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Major Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Major Transaction. In the event of a Major Transaction, the Maker or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

(x) this Note shall thereafter entitle the Holder to purchase the Alternate Consideration,

(y) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Maker for the performance of all of the Maker’s obligations under this Note and the Purchase Agreement, and

(z) if registration or qualification is required under the Exchange Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon conversion of this Note, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

If, in the case of any Major Transaction, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Maker or any such successor or purchasing Person, as the case may be, in such Major Transaction, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Maker shall reasonably consider necessary by reason of the foregoing. At the Holder’s request, any successor to the Maker or surviving Person in such Major Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Major Transaction is effected shall include terms requiring any such successor or surviving Person to comply with the provisions of this Section 3.6(a)(iii) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Major Transaction. If any Major Transaction constitutes or results in a Going Private Transaction, then at the request of the Holder delivered before the 90th day after such Major Transaction, the Maker (or any such successor or surviving entity) will purchase this Note from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Major Transaction), equal to the Black Scholes value of the then outstanding principal amount of this Note on the date of such request.

(iv) Subsequent Equity Sales.

(x) If, at any time while this Note is outstanding, the Maker or any Subsidiary issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, “Common Stock Equivalents”) at an effective net price to the Maker per share of Common Stock (the “Effective Price”) less than the Conversion Price (as adjusted hereunder to such date), then the Conversion Price shall be reduced to equal the Effective Price. For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Maker to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents. The Effective Price of Common Stock or Common Stock Equivalents issued in any transaction in which more than one type of securities are issued shall give effect to the allocation by the Maker of the aggregate amount paid for such securities among the different securities issued in such transaction.

(y) If, at any time while this Note is outstanding, the Maker or any Subsidiary issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Conversion Date (regardless of whether any such holder actually acquires any shares on such date).

(z) Notwithstanding the foregoing, no adjustment will be made under this 3.6(a)(iv) in respect of any issues described in subsection (c) below.

(b) Record Date. In case the Maker shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(c) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Maker shall not be required to make any adjustment to the Conversion Price in connection with (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to a bona fide firm underwritten public offering with a nationally recognized underwriter of the Maker’s securities in excess of $15,000,000, (iii) securities issued pursuant to the conversion or exercise of convertible or excercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to the Purchase Agreement, (iv) the shares of Common Stock issuable upon the exercise of Warrants, (v) securities issued in connection with strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (vi) Common Stock issued or options to purchase Common Stock granted or issued pursuant to the Maker’s stock option plans and employee stock purchase plans as they now exist, (vii) any warrants issued to the placement agent and its designees for the transactions contemplated by the Purchase Agreement, and (viii) the payment of any accrued interest in shares of Common Stock pursuant to this Note.

(d) No Impairment. The Maker shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. In the event a Holder shall elect to convert any Notes as provided herein, the Maker cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of all or of said Notes shall have issued and the Maker posts a surety bond for the benefit of such Holder in an amount equal to one hundred thirty percent (130%) of the amount of the Notes the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

(e) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.6, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(f) Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(g) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date.

(h) Reservation of Common Stock. The Maker shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all interest accrued thereon; provided that the number of shares of Common Stock so reserved shall at no time be less than one hundred twenty percent (120%) of the number of shares of Common Stock for which this Note and all interest accrued thereon are at any time convertible. The Maker shall, from time to time in accordance with Pennsylvania corporate law, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 3.6(h).

(i) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

Section 3.7 Prepayment.

(a) Prepayment Upon an Event of Default. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default described in Sections 2.1(a)-(j) and 2.1(m)-(o) hereof, the Holder shall have the right, at such Holder’s option, to require the Maker to prepay in cash all or a portion of this Note at a price equal to one hundred ten percent (110%) of the aggregate outstanding principal amount of this Note plus all accrued and unpaid interest applicable at the time of such request (the “Event of Default Prepayment Price”). Nothing in this Section 3.7(a) shall limit the Holder’s rights under Section 2.2 hereof.

(b) Prepayment Option Upon Major Transaction. In addition to all other rights of the Holder contained herein, simultaneous with the occurrence of a Major Transaction (as defined in Section 3.7(e) hereof), the Holder shall have the right, at the Holder’s option, to require the Maker to prepay all or a portion of the Holder’s Notes at a price equal to one hundred ten percent (110%) of the aggregate outstanding principal amount of this Note plus all accrued and unpaid interest (the “Major Transaction Prepayment Price”).

(c) Prepayment Option Upon Triggering Event. In addition to all other rights of the Holder contained herein, after a Triggering Event (as defined below), the Holder shall have the right, at the Holder’s option, to require the Maker to prepay all or a portion of this Note in cash at a price equal to the sum of (i) the greater of (A) one hundred ten percent (110%) of the aggregate outstanding principal amount of this Note plus all accrued and unpaid interest and (B) in the event at such time the Holder is unable to obtain the benefit of its conversion rights through the conversion of this Note and resale of the shares of Common Stock issuable upon conversion hereof in accordance with the terms of this Note and the other Transaction Documents, the aggregate outstanding principal amount of this Note plus all accrued but unpaid interest hereon, divided by the Conversion Price on (x) the date the Prepayment Price (as defined below) is demanded or otherwise due or (y) the date the Prepayment Price is paid in full, whichever is less, multiplied by the VWAP on (x) the date the Prepayment Price is demanded or otherwise due, or (y) the date the Prepayment Price is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note and the other Transaction Documents (the “Triggering Event Prepayment Price,” and, collectively with the “Major Transaction Prepayment Price,” the “Prepayment Price”).

(d) Intentionally Omitted.

(e) “Major Transaction.” A “Major Transaction” shall be deemed to have occurred at such time as any of the following events:

(i) the consolidation, merger or other business combination of the Maker with or into another Person (as defined in Section 4.13 hereof) (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Maker or (B) a consolidation, merger or other business combination in which holders of the Maker’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities); or

(ii) the sale or transfer of more than fifty percent (50%) of the Maker’s assets (based on the fair market value as determined in good faith by the Maker’s Board of Directors) other than inventory in the ordinary course of business in one or a related series of transactions; or

(iii) closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.

(f) “Triggering Event.” A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:

(i) so long as any Notes are outstanding, the effectiveness of the Registration Statement, after it becomes effective, (i) lapses for any reason (including, without limitation, the issuance of a stop order) or (ii) is unavailable to the Holder for sale of the shares of Common Stock, and such lapse or unavailability continues for a period of more than seven (7) consecutive Trading Days or for 20 days in any 12 month period (which need not be consecutive), and the shares of Common Stock into which the Holder’s Notes can be converted cannot be sold in the public securities market pursuant to Rule 144, provided that the cause of such lapse or unavailability is not due to factors primarily within the control of the Holder of the Notes; and provided further that a Triggering Event shall not have occurred if and to the extent the Maker exercised its rights set forth in Section 3(n) of the Registration Rights Agreement;

(ii) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the OTC Bulletin Board, Nasdaq SmallCap Market, Nasdaq National Market, American Stock Exchange or The New York Stock Exchange, Inc. for a period of more than seven (7) consecutive Trading Days or for 20 days in any 12 month period (which need not be consecutive);

(iii) the Maker’s notice to any holder of the Notes, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.8) or its intention not to comply with proper requests for conversion of any Notes into shares of Common Stock; or

(iv) the Maker’s failure to comply with a Conversion Notice tendered in accordance with the provisions of this Note within ten (10) Business Days after the receipt by the Maker of the Conversion Notice; or

(v) the Maker deregisters its shares of Common Stock and as a result such shares of Common Stock are no longer publicly traded;

(vi) the Maker fails to make any cash payment required under the Transaction Documents and such failure is not cured within five days after notice of such default is first given to the Maker by a Holder;

(vii) the Maker consummates a “going private” transaction and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the Exchange Act; or

(viii) the Maker defaults in the timely performance of any other obligation under the Transaction Documents and such default continues uncured for a period of 20 days after the date on which notice of such default is first given to the Maker by a Holder (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within 20 days).

(g) Intentionally Omitted.

(h) Mechanics of Prepayment at Option of Holder Upon Major Transaction. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Maker shall deliver written notice thereof via facsimile and overnight courier (“Notice of Major Transaction”) to the Holder of this Note. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), any holder of the Notes then outstanding may require the Maker to prepay, effective immediately prior to the consummation of such Major Transaction, all of the holder’s Notes then outstanding by delivering written notice thereof via facsimile and overnight courier (“Notice of Prepayment at Option of Holder Upon Major Transaction”) to the Maker, which Notice of Prepayment at Option of Holder Upon Major Transaction shall indicate (i) the number of Notes that such holder is electing to prepay and (ii) the Major Transaction Prepayment Price, as calculated pursuant to Section 3.7(b) above.

(i) Mechanics of Prepayment at Option of Holder Upon Triggering Event. Within one (1) Business Day after the occurrence of a Triggering Event, the Maker shall deliver written notice thereof via facsimile and overnight courier (“Notice of Triggering Event”) to each holder of the Notes. At any time after the earlier of a holder’s receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of this Note and the Other Notes then outstanding may require the Maker to prepay all of the Notes on a pro rata basis by delivering written notice thereof via facsimile and overnight courier (“Notice of Prepayment at Option of Holder Upon Triggering Event”) to the Maker, which Notice of Prepayment at Option of Holder Upon Triggering Event shall indicate (i) the amount of the Note that such holder is electing to have prepaid and (ii) the applicable Triggering Event Prepayment Price, as calculated pursuant to Section 3.7(c) above. A holder shall only be permitted to require the Maker to prepay the Note pursuant to Section 3.7 hereof for the greater of a period of ten (10) days after receipt by such holder of a Notice of Triggering Event or for so long as such Triggering Event is continuing.

(j) Intentionally Omitted.

(k) Payment of Prepayment Price. Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Triggering Event or a Notice(s) of Prepayment at Option of Holder Upon Major Transaction from any holder of the Notes, the Maker shall immediately notify each holder of the Notes by facsimile of the Maker’s receipt of such Notice(s) of Prepayment at Option of Holder Upon Triggering Event or Notice(s) of Prepayment at Option of Holder Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Maker such holder’s certificates representing the Notes which such holder has elected to have prepaid. The Maker shall deliver the applicable Triggering Event Prepayment Price, in the case of a prepayment pursuant to Section 3.7(i), to such holder within five (5) Business Days after the Maker’s receipt of a Notice of Prepayment at Option of Holder Upon Triggering Event and, in the case of a prepayment pursuant to Section 3.7(h), the Maker shall deliver the Major Transaction Prepayment Price immediately prior to the consummation of the Major Transaction; provided that a holder’s original Note shall have been so delivered to the Maker; provided further that if the Maker is unable to prepay all of the Notes to be prepaid, the Maker shall prepay an amount from each holder of the Notes being prepaid equal to such holder’s pro-rata amount (based on the number of Notes held by such holder relative to the number of Notes outstanding) of all Notes being prepaid. If the Maker shall fail to prepay all of the Notes submitted for prepayment (other than pursuant to a dispute as to the arithmetic calculation of the Prepayment Price), in addition to any remedy such holder of the Notes may have under this Note and the Purchase Agreement, the applicable Prepayment Price payable in respect of such Notes not prepaid shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full. Until the Maker pays such unpaid applicable Prepayment Price in full to a holder of the Notes submitted for prepayment, such holder shall have the option (the “Void Optional Prepayment Option”) to, in lieu of prepayment, require the Maker to promptly return to such holder(s) all of the Notes that were submitted for prepayment by such holder(s) under this Section 3.7 and for which the applicable Prepayment Price has not been paid, by sending written notice thereof to the Maker via facsimile (the “Void Optional Prepayment Notice”). Upon the Maker’s receipt of such Void Optional Prepayment Notice(s) and prior to payment of the full applicable Prepayment Price to such holder, (i) the Notice(s) of Prepayment at Option of Holder Upon Triggering Event or the Notice(s) of Prepayment at Option of Holder Upon Major Transaction, as the case may be, shall be null and void with respect to those Notes submitted for prepayment and for which the applicable Prepayment Price has not been paid, (ii) the Maker shall immediately return any Notes submitted to the Maker by each holder for prepayment under this Section 3.7(k) and for which the applicable Prepayment Price has not been paid and (iii) the Conversion Price of such returned Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Prepayment Notice(s) is delivered to the Maker and (B) the lowest

Closing Bid Price during the period beginning on the date on which the Notice(s) of Prepayment of Option of Holder Upon Major Transaction or the Notice(s) of Prepayment at Option of Holder Upon Triggering Event, as the case may be, is delivered to the Maker and ending on the date on which the Void Optional Prepayment Notice(s) is delivered to the Maker; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect. A holder’s delivery of a Void Optional Prepayment Notice and exercise of its rights following such notice shall not effect the Maker’s obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 3.7 shall have priority to payments to other stockholders in connection with a Major Transaction.

(l) Intentionally Omitted.

Section 3.8 Inability to Fully Convert.

(a) Holder’s Option if Maker Cannot Fully Convert. If, upon the Maker’s receipt of a Conversion Notice, the Maker cannot issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Maker (w) does not have a sufficient number of shares of Common Stock authorized and available, (x) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the Common Stock which is to be issued to the Holder pursuant to a Conversion Notice or (y) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Maker shall issue as many shares of Common Stock as it is able to issue in accordance with the Holder’s Conversion Notice and, with respect to the unconverted portion of this Note, the Holder, solely at Holder’s option, can elect to:

(i) require the Maker to prepay that portion of this Note for which the Maker is unable to issue Common Stock in accordance with the Holder’s Conversion Notice (the “Mandatory Prepayment”) at a price per share equal to the Triggering Event Prepayment Price as of such Conversion Date (the “Mandatory Prepayment Price”);

(ii) if the Maker’s inability to fully convert is pursuant to Section 3.8(a)(y) above, require the Maker to issue restricted shares of Common Stock in accordance with such holder’s Conversion Notice;

(iii) void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not effect the Maker’s obligations to make any payments which have accrued prior to the date of such notice).

In the event a Holder shall elect to convert any portion of its Notes as provided herein, the Maker cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, on notice, restraining and/or enjoining conversion of all or of said Notes shall have been issued and the Maker posts a surety bond for the benefit of such Holder in an amount equal to 130% of the outstanding principal amount of the Notes the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

(b) Mechanics of Fulfilling Holder’s Election. The Maker shall immediately send via facsimile to the Holder, upon receipt of a facsimile copy of a Conversion Notice from the Holder which cannot be fully satisfied as described in Section 3.8(a) above, a notice of the Maker’s inability to fully satisfy the Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy such holder’s Conversion Notice, (ii) the amount of this Note which cannot be converted and (iii) the applicable Mandatory Prepayment Price. The Holder shall notify the Maker of its election pursuant to Section 3.8(a) above by delivering written notice via facsimile to the Maker (“Notice in Response to Inability to Convert”).

(c) Payment of Prepayment Price. If the Holder shall elect to have its Notes prepaid pursuant to Section 3.8(a)(i) above, the Maker shall pay the Mandatory Prepayment Price to the Holder within thirty (30) days of the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert, provided that prior to the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder on a timely basis as described in this Section 3.8(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Prepayment Price), in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid, (ii) receive back such Note, and (iii) require that the Conversion Price of such returned Note be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Holder voided the Mandatory Prepayment and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the Holder voided the Mandatory Prepayment.

(d) Pro-rata Conversion and Prepayment. In the event the Maker receives a Conversion Notice from more than one holder of the Notes on the same day and the Maker can convert and prepay some, but not all, of the Notes pursuant to this Section 3.8, the Maker shall convert and prepay from each holder of the Notes electing to have its Notes converted and prepaid at such time an amount equal to such holder’s pro-rata amount (based on the principal amount of the Notes held by such holder relative to the principal amount of the Notes outstanding) of all the Notes being converted and prepaid at such time.

Section 3.9 No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Maker will give written notice to the Holder at least twenty (20) Trading Days prior to the date on which the Maker takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Major Transaction, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Maker will also give written notice to the Holder at least twenty (20) Trading Days prior to the date on which any Major Transaction, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public. The Maker shall promptly notify the Holder of this Note of any notices sent or received, or any actions taken with respect to the Other Notes.

Section 4.2 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 4.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

Section 4.6 Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 4.7 Amendments. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 4.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.”

Section 4.9 Consent to Jurisdiction. Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.9 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Maker and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 4.10 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

Section 4.11 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 4.12 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 4.13 Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Maker or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Maker or any Subsidiary thereof; (b) there is commenced against the Maker or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Maker or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Maker or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Maker or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Maker or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Maker or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Maker or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing. For purposes of this definition, Subsidiaries shall not include any subsidiary of the Maker that is non-operating, non-revenue generating and is being liquidated or dissolved solely in connection with the reorganization of the Maker’s organizational structure.

“Business Day” means any day except a Saturday, Sunday or any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Change of Control” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than one-half of the voting rights or equity interests in the Maker; (ii) a replacement of more than one-half of the members of the Maker’s board of directors; (iii) a merger or consolidation of the Maker or any Subsidiary or a sale of more than one-half of the assets of the Maker in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Maker’s securities prior to the first such transaction continue to hold at least two-thirds of the voting rights and equity interests in of the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Maker or any Subsidiary that constitutes or results in a transfer of more than one-half of the voting rights or equity interests in the Maker; (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Maker, or (vi) the execution by the Maker or its controlling shareholders of an agreement providing for or reasonably likely to result in any of the foregoing events.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Going Private Transaction” means a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Trading Day” means (a) a day on which the Common Stock is traded on The Nasdaq SmallCap Market (or other exchange or market on which the Common Stock is trading), or (b) if the Common Stock is not traded on The Nasdaq SmallCap Market (or other exchange or market on which the Common Stock is trading), a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day Business Day.

“Underlying Shares” means the shares of Common Stock issuable (a) upon conversion of the Notes (as such term is defined in the Purchase Agreement) and (b) as payment of any principal amount of the Notes or interest accrued and outstanding on the Notes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker has caused this Senior Secured Convertible Promissory Note to be duly executed on this 16th day of August 2005.

VERTICALNET, INC.

By:	/s/ GENE S. GODICK
Name:	Gene S. Godick
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT A

WIRE INSTRUCTIONS

Payee:

Bank:

Address:

Bank No.:

Account No.:

Account Name:

FORM OF

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $              of the principal amount of the above Note No.     into shares of Common Stock of Verticalnet, Inc. (the “Maker”) according to the conditions hereof, as of the date written below.

Date of Conversion

Applicable Conversion Price

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion:

Signature

[Name]

Address:

Annex 4

Form of Amendment No. 1 to Note

VERTICALNET, INC.

Amendment No.1 to Senior Secured Convertible Promissory Note due July 2, 2007

Original Note No.     Original Principal Amount: $

Original Note Dated: August 16, 2005

Amendment No. 1 Dated: August 31, 2005

This AMENDMENT NO. 1 TO SENIOR SECURED CONVERTIBLE PROMISSORY NOTE dated as of August 31, 2005 (this “Amendment”) is made and entered into by and among Verticalnet, Inc., a Pennsylvania corporation (the “Maker”), and the noteholder named on the signature page hereto (the “Holder”). Holder is the owner of that certain Senior Secured Convertible Promissory Note due July 2, 2007 No.      in the principal amount stated above (the “Original Note”).

BACKGROUND

WHEREAS, pursuant to that certain Note and Warrant Purchase Agreement dated as of August 16, 2005 (the “Purchase Agreement”), by and among the Maker and the Purchasers (as defined in the Purchase Agreement), the Maker issued and sold to the Purchasers, and the Purchasers purchased from the Maker, Senior Secured Convertible Promissory Notes due July 2, 2007 (the “Notes”) in the aggregate principal amount of Six Million Six Hundred Thousand Dollars ($6,600,000), which included the issuance of the Original Note to the Holder;

WHEREAS, the Maker and the Holder desire to amend the Original Note as set forth in this Amendment; and

WHEREAS, contemporaneously with the execution and delivery of this Amendment, the Maker is entering into an amendment in form and substance identical with this Amendment with each Purchaser to amend each of the Notes issued by the Maker.

NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENT

1. Section 3.4(c) of Original Note shall be amended and restated in its entirety as follows:

“(c) Notwithstanding anything to the contrary set forth herein, the Maker shall not be obligated to issue in excess of an aggregate of 9,468,758 shares of Common Stock upon conversion of the Notes, which number of shares shall be subject to adjustment pursuant to Sections 3.6(a)(i) through (iv) (such number of shares, the “Issuable Maximum”). The Issuable Maximum equals 19.99% of the number of shares of Common Stock outstanding immediately prior to the Issuance Date. If on any Conversion Date (A) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock to be issued on such Conversion Date when added with the number of share of Common Stock previously issued upon conversion of the Notes would equal or exceed the Issuable Maximum, and (B) the Maker shall not have previously obtained the vote of stockholders (the “Stockholder Approval”), if any, as may be required by the applicable rules and regulations of the Nasdaq SmallCap Market (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Maker shall issue to the Holder so requesting such number of shares of Common Stock equal to the Issuable Maximum minus the number of shares of Common Stock previously issued upon conversion of the Notes and, with respect to the remainder of shares of Common Stock which would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the “Excess Shares”), the Maker shall use its best efforts to obtain the Stockholder Approval applicable to such issuance as soon as is possible, but in any event not later than the next annual meeting of stockholders (the “First Stockholder’s Meeting”). The Maker acknowledges that such request has been made by the Holder as of the Issuance Date. The Maker and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of conversion of the Notes or as a result of exercise of the Warrants shall not be entitled to cast votes on any resolution to obtain Stockholder Approval. The Maker agrees that all of the officers and directors of the Maker that hold shares of Common Stock shall vote in favor of the issuance of shares of Common Stock in excess of the Issuable Maximum. If the Stockholder Approval is not obtained at the First Stockholder’s Meeting, so long as any of the Notes remain outstanding the Maker shall cause a stockholder’s meeting to be held every six months thereafter until the Stockholder Approval is obtained.”

2. The Original Note shall remain in full force and effect in all respects except as modified by this Amendment.

3. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

4. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Amendment shall not be interpreted or construed with any presumption against the party causing this Amendment to be drafted.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Senior Secured Convertible Promissory Note to be duly executed by their respective authorized officers as of the date first above written.

VERTICALNET, INC.

By:	/s/ CHRISTOPHER G. KUHN
Name:	Christopher G. Kuhn
Title:	Vice President and General Counsel

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE]

HOLDER:

By:
Name:
Title:

Original Note No.

Annex 5

VERTICALNET, INC.

2006 OMNIBUS EQUITY COMPENSATION PLAN

Section 1.    Purpose

The purpose of the Plan is to provide designated (i) Employees of Verticalnet and its Subsidiaries, (ii) Non-Employee Directors of Verticalnet and its Subsidiaries, and (iii) Consultants who perform services for Verticalnet and its Subsidiaries, with the opportunity to receive grants of Options, SARs, Stock Units, Performance Shares, Stock Awards and Other Stock-Based Awards. Verticalnet believes that the Plan will encourage the Participants to contribute materially to the growth of Verticalnet, thereby benefiting Verticalnet’s shareholders, and will align the economic interests of the Participants with those of the shareholders. All capitalized terms shall be as defined in Section 2 below.

Section 2.    Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means the Board of Directors of Verticalnet.

(b) “Change in Control” means the occurrence of any of the following events, each of which shall be determined independently of the others:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Verticalnet representing more than 50% of the voting power of the then outstanding securities of Verticalnet; or

(ii) The consummation of a (A) merger or consolidation of Verticalnet with another corporation where the shareholders of Verticalnet, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (B) sale or other disposition of all or substantially all of the assets of Verticalnet, or (C) liquidation or dissolution of Verticalnet.

Notwithstanding the foregoing, the Committee may modify the definition of a Change in Control for a particular Grant as the Committee deems appropriate to comply with section 409A of the Code.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means (i) with respect to Grants to Employees and Consultants, the Compensation Committee of the Board or its delegate or successor, or such other committee appointed by the Board to administer the Plan or its delegate or successor, and (ii) with respect to Grants made to Non-Employee Directors, the Board or its delegate. Notwithstanding the foregoing, with respect to Grants to Employees that are intended as “qualified performance-based compensation” (as defined under section 162(m) of the Code), as well as to Employees who are officers of Verticalnet, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” (as defined under section 162(m) of the Code and related Treasury regulations) and “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act.

(e) “Company” means Verticalnet and any Subsidiary.

(f) “Consultant” means an advisor or consultant who performs services for the Company.

(g) “Date of Grant” means the date a Grant is effective; provided, however, that no retroactive Grants will be made.

(h) “Effective Date” means May 20, 2006, subject to approval by the shareholders of Verticalnet.

(i) “Employee” means an employee of the Company (including an officer or director who is also an employee).

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, as of any date, unless otherwise required by any applicable provision of the Code or any regulations thereunder, (i) if the shares of Stock are publicly traded, then the Fair Market Value per share of Stock shall be determined as follows (A) if the principal trading market for the shares of Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the shares of Stock are not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of shares of Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines, or (ii) if the shares of Stock are not publicly traded or, if publicly traded, are not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(l) “Grant” means an Option, SAR, Stock Unit, Performance Share, Stock Award or Other Stock-Based Award granted under the Plan.

(m) “Grant Letter” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(n) “Incentive Stock Option” means a stock option that is intended to meet the requirements of section 422 of the Code, as described in Section 7.

(o) “Non-Employee Director” means a member of the Board, or a member of the board of directors of a Subsidiary, who is not an employee of the Company.

(p) “Nonqualified Stock Option” means a stock option that is not intended to meet the requirements of section 422 of the Code, as described in Section 7.

(q) “Option” means an Incentive Stock Option or Nonqualified Stock Option to purchase shares of Stock at an Option Price for a specified period of time.

(r) “Option Price” means an amount per share of Stock purchasable under an Option, as designated by the Committee.

(s) “Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10 and 11), as described in Section 12.

(t) “Parent” means a “parent corporation,” as defined in section 424(e) of the Code, of Verticalnet.

(u) “Participant” means an Employee, Consultant or Non-Employee Director designated by the Committee to receive a Grant under the Plan.

(v) “Performance Shares” means an award of phantom units, representing one or more shares of Stock, as described in Section 10.

(w) “Plan” means this Verticalnet, Inc. 2006 Omnibus Equity Compensation Plan, as in effect from time to time.

(x) “Stock” means the common stock, par value $0.01 per share, of Verticalnet or such other securities of Verticalnet as may be substituted for Stock pursuant to Sections 5(d) or 18.

(y) “SAR” means an award of a stock appreciation right, as described in Section 8.

(z) “Stock Award” means an award of Stock, as described in Section 11.

(aa) “Stock Unit” means an award of a phantom unit, representing one or more shares of Stock, as described in Section 9.

(bb) “Subsidiary” means a “subsidiary corporation,” as defined in section 424(f) of the Code, of Verticalnet.

(cc) “Successor Participant” means the personal representative or other person entitled to succeed to the rights of the Participant in accordance with Section 16.

(dd) “Verticalnet” means Verticalnet, Inc., a Pennsylvania corporation and any successor thereto.

Section 3.    Administration

(a) Committee. The Plan shall be administered and interpreted by the Committee. Day to day administrative functions may be performed by employees of Verticalnet, as approved by the Committee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Employees, Consultants and Non-Employee Directors to whom Grants shall be made under the Plan; (ii) determine the type, size and terms of the Grants to be made to each Participant; (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and vesting; (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 19; (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Grants under the Plan; and (vi) deal with any other matters arising under the Plan. However, the Board may ratify or approve any Grants as it deems appropriate and has the authority to administer the Plan. To the extent that the Board makes Grants and administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Grants awarded hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of Verticalnet, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

Section 4.    Grants

Grants under the Plan may consist of Options, SARs, Stock Units, Performance Shares, Stock Awards and Other Stock-Based Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee in separate guidelines or to the individual in the Grant Letter or an amendment to the guidelines or Grant Letter. The Committee shall approve the form and provisions of each Grant Letter. Grants under a particular Section of the Plan need not be uniform as among the Participants. All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant.

Section 5.    Shares of Stock Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of Stock that may be issued or transferred under the Plan is 4,000,000 shares. The Shares may be authorized, but unissued, shares of Stock or reacquired shares of Stock, including shares purchased by Verticalnet on the open market for purposes of the Plan. Grants paid in cash shall not count against the foregoing share limits.

(b) Share Counting. For administrative purposes, when the Committee makes a Grant payable in Stock, the Committee shall reserve shares of Stock equal to the maximum number of shares of Stock that may be payable under the Grant. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, Performance Shares or Other Stock-Based Awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such Grants which have not been issued shall again be available for purposes of the Plan. To the extent any Grants are paid in cash, and not in shares of Stock, any shares previously reserved for issuance or transfer pursuant to such Grants shall again be available for issuance or transfer under the Plan.

(c) Individual Limits. All Grants under the Plan shall be expressed in shares of Stock. The maximum aggregate number of shares of Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 500,000 shares, subject to adjustment as described below. The individual limit described in this subsection (c) shall apply without regard to whether the Grants are to be paid in Stock or in cash. All cash payments shall equal the Fair Market Value of the shares of Stock to which the cash payment relates.

(d) Adjustments. If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (ii) by reason of a merger, reorganization or consolidation; (iii) by reason of a reclassification or change in par value; or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without Verticalnet’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or Verticalnet’s payment of an extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive pursuant to Grants in any year, the number of shares covered by outstanding Grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

Section 6.    Eligibility for Participation

(a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan. Consultants are eligible to participate in the Plan if they perform bona fide services for the Company, the services are not in connection with the offer or sale of securities in a capital-raising transaction, and the Consultants do not directly or indirectly promote or maintain a market for Verticalnet’s securities.

(b) Selection of Participants. The Committee shall select the Employees, Consultants and Non-Employee Directors to receive Grants and shall determine the terms and conditions of the Grant and the number of shares of Stock subject to each Grant.

Section 7.    Options

(a) General Requirements. The Committee may grant Options to any Employee, Consultant or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7.

(b) Number of Shares. The Committee shall determine the number of shares of Stock that will be subject to each Grant of Options to Employees, Consultants and Non-Employee Directors.

(c) Type of Option and Price.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to Employees of Verticalnet or its Parent or Subsidiaries. Nonqualified Stock Options may be granted to Employees, Consultants and Non-Employee Directors.

(ii) The Option Price shall be determined by the Committee and may be equal to or greater than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of Verticalnet or any Parent or Subsidiary, unless the Option Price is not less than 110% of the Fair Market Value on the Date of Grant.

(d) Option Term. The Committee shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of Verticalnet, or any Parent or Subsidiary, may not have a term that exceeds five years from the Date of Grant.

(e) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Letter. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(f) Termination of Employment or Service. Except as provided in the Grant Letter, an Option may only be exercised while the Participant is employed by, or providing service to, the Company. The Committee shall specify in the Grant Letter under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(g) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to Verticalnet or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option (i) in cash or by certified or cashier’s check; (ii) with the approval of the Committee, by delivering shares of Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Option Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Option Price; (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law; or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Stock used to exercise an Option pursuant to subsection (ii) shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to Verticalnet with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made.

(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of Verticalnet or a Parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

Section 8.    SARs

(a) General Requirements. The Committee may grant SARs to any Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each SAR shall represent the right of the Participant to receive, upon settlement of the SAR, shares of Stock or cash equal to the amount by which the Fair Market Value of a share of Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described below in Section 8(c).

(b) Terms of SARs. The Committee shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or any time thereafter while the Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee will determine the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs and the period during which SARs will remain exercisable.

(c) Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted; provided, however, that the base amount shall not be less than the Fair Market Value of a share of Stock on the Date of Grant.

(d) Payment With Respect to SARs. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, in Stock, or in a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Stock to be received, Stock shall be valued at its Fair Market Value on the date of exercise of the SAR. If shares of Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(e) Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain SARs after termination of the Participant’s employment or service, and the circumstances under which SARs may be forfeited.

Section 9.    Stock Units

(a) General Requirements. The Committee may grant Stock Units to any Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on Verticalnet’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee. The Grant Letter shall specify the maximum number of shares that shall be paid under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

Section 10.    Performance Shares

(a) General Requirements. The Committee may grant Performance Shares to an Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 10. Each Performance Share shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals are met. All Performance Shares shall be credited to accounts on Verticalnet’s records for purposes of the Plan.

(b) Terms of Performance Shares. The Committee shall establish the performance goals and other conditions for payment of Performance Shares. Performance Shares may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Performance Shares to be granted and the requirements applicable to such Performance Shares.

(c) Payment With Respect to Performance Shares. Payment with respect to Performance Shares shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee. The Committee shall establish in the Grant Letter a target amount to be paid under a Performance Share based on achievement of the performance goals.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Performance Shares after termination of the Participant’s employment or service, and the circumstances under which Performance Shares may be forfeited.

Section 11.    Stock Awards

(a) General Requirements. The Committee may issue or transfer shares of Stock to an Employee, Consultant or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 11. Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

(b) Number of Shares. The Committee shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

(c) Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(d) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 16. Each certificate, or electronic book entry equivalent, for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Committee may retain possession of any stock certificates for Stock Awards until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, the Participant shall have the right to vote shares subject to Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that a Participant’s entitlement to dividends or other distributions with respect to a Stock Award shall be subject to achievement of performance goals or other conditions.

Section 12.    Other Stock-Based Awards

The Committee may grant other awards that are cash-based or based on, measured by or payable in Stock to Employees, Consultants or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate under this Section 12. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Letter.

Section 13.    Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Performance Shares, Stock Awards or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Section 13 shall apply to any such Grants that are to be considered “qualified performance-based compensation” under section 162(m) of the Code. To the extent that Grants of Stock Units, Performance Shares, Stock Awards or Other Stock-Based Awards designated as “qualified performance-based compensation” under section 162(m) of the Code are made, no such Grant may be made as an alternative to another Grant that is not designated as “qualified performance based compensation” but instead must be separate and apart from all other Grants made.

(b) Performance Goals. When Stock Units, Performance Shares, Stock Awards or Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met; (ii) the period during which performance will be measured; (iii) the maximum amounts that may be paid if the performance goals are met; and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: Stock price, earnings per share of Stock, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost goals, or goals relating to acquisitions or divestitures. The performance goals may relate to the Participant’s business unit or the performance of Verticalnet, a Subsidiary, or Verticalnet and its Subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify and announce the results for the performance period to all Participants after Verticalnet announces Verticalnet’s financial results for the performance period. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the terms of each Grant Letter.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Letter that Grants shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change in Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

Section 14.    Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for such deferrals, which shall be consistent with the requirements of section 409A of the Code and the corresponding Treasury regulations and rulings.

Section 15.    Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. Verticalnet may (i) require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or (ii) deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The elections described in this subsection (b) must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

Section 16.    Transferability of Grants

(a) In General. Except as provided in this Section 16, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except by will or by the laws of descent and distribution, or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order. When a Participant dies, the Successor Participant may exercise such rights in accordance with the terms of the Plan. A Successor Participant must furnish proof satisfactory to Verticalnet of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide in a Grant Letter that a Participant may transfer Nonqualified Stock Options to family members or other persons or entities, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

Section 17.    Consequences of a Change in Control

(a) Assumption of Grants. Upon a Change in Control where Verticalnet is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options and rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Grants that remain outstanding shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part; (ii) determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or in part; (iii) provide that Participants holding outstanding Performance Shares shall receive payment, in whole or in part, in settlement of such Performance Shares, in an amount determined by the Committee, based on the Participant’s target payment for the performance period and the portion of the performance period that precedes the Change in Control; (iv) determine that outstanding Stock Units shall become payable, in whole or in part, in cash, Stock or other property in an amount not less than their target amount, as determined by the Committee; (v) provide that Other Stock-Based Awards shall become fully payable, in whole or in part, in cash, Stock or other property, in amounts determined by the Committee; (vi) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for a payment by Verticalnet, in cash, Stock or other property, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value subject to the Participant’s unexercised Options and SARs exceeds the Option Price of the Options or the base amount of the SARs, as applicable; (vii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate; and/or (viii) with respect to Participants holding Stock Units, Performance Shares or Other Stock-Based Awards, the Committee may determine that such Participants shall receive a payment in settlement of such Stock Units, Performance Shares or Other Stock-Based Awards, in such amount and form as may be determined by the Committee. Such acceleration, surrender, termination or settlement shall take place as of the date of the Change in Control or such other date as the Committee may specify.

Section 18.    Requirements for Issuance of Shares

No shares of Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 19.    Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of Verticalnet if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Letter, or except as provided in Section 20(b) below.

(b) No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, without the prior approval of Verticalnet’s shareholders, no Grant under the Plan may be repriced, replaced, regranted through cancellation or modified if the effect would be to reduce the exercise price for the shares underlying such Grant; provided, however, that the foregoing shall not apply to any adjustment made to a Grant pursuant to Section 5(d) of the Plan. In addition, without the prior approval of Verticalnet’s shareholders, the Committee may not cancel an outstanding Grant that is underwater for the purpose of granting a replacement Grant of a different type.

(c) Shareholder Approval for “Qualified Performance-Based Compensation.” If Stock Units, Performance Shares, Stock Awards or Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 13 above, the Plan must be reapproved by Verticalnet’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 13, if additional Grants are to be made under Section 13 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

Section 20.    Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of Verticalnet to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving Verticalnet in substitution for a grant made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.

(b) Compliance with Law. The Plan, the exercise of Options and the obligations of Verticalnet to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of Verticalnet that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of Verticalnet that the Plan and applicable Grants comply with the applicable provisions of sections 162(m), 409A and 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c) Enforceability. The Plan shall be binding upon and enforceable against Verticalnet and its successors and assigns.

(d) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. Neither Verticalnet nor any other Company shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between Verticalnet or any other Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of Verticalnet or any other Company. To the extent that any person acquires a right to receive payment from Verticalnet hereunder, such right shall be no greater than the right of any unsecured general creditor of Verticalnet.

(e) Rights of Participants. Nothing in this Plan shall entitle any Employee, Consultant, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.

(f) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

Annex 6

Form of Proposed Amendment to Amended and Restated Articles of Incorporation

Article SEVENTH is hereby amended to read in its entirety as follows:

SEVENTH: Capital Stock. The aggregate number of shares which the corporation shall have authority to issue is 160,000,000 shares, par value one cent ($0.01) per share, consisting of:

(a) 150,000,000 shares of Common Stock (“Common Stock”); and

(b) 10,000,000 shares of Preferred Stock.

VOTE BY PHONE - 1-800-690-6903
VERTICALNET, INC. 400 CHESTER FIELD PARKWAY MALVERN, PA 19355	Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Verticalnet, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	VERTI1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERTICALNET, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NUMBERS 1, 2, 3, 4 AND 5.
		For	Withhold	For All	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
		All	All	Except
1.	ELECTION OF DIRECTORS
Nominees:
	01) Mark L. Walsh	☐	☐	☐
02) Darryl E. Wash
					For	Against	Abstain
2.

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO OF NOT LESS THAN 1-FOR-3 AND NOT MORE THAN 1-FOR-7, AND AUTHORIZE OUR BOARD OF DIRECTORS TO IMPLEMENT THE REVERSE STOCK SPLIT WITHIN THIS RANGE AT ANY TIME PRIOR TO THE 2007 ANNUAL MEETING OF SHAREHOLDERS BY FILING AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION.

					☐	☐	☐
3.	APPROVAL TO ISSUE SHARES OF OUR COMMON STOCK PURSUANT TO OUR $6.6 MILLION SENIOR SECURED CONVERTIBLE PROMISSORY NOTES IN AN AGGREGATE AMOUNT EXCEEDING 19.99% OF OUR OUTSTANDING SHARES OF COMMON STOCK.				☐	☐	☐
4.	APPROVAL OF THE VERTICALNET, INC. 2006 OMNIBUS EQUITY COMPENSATION PLAN.				☐	☐	☐
5.	APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 150,000,000 SHARES.				☐	☐	☐
6.	OTHER MATTERS
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

NOTE: PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD.

Include your title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership. All joint owners must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY	PROXY

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

VERTICALNET, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign and date this proxy, and indicate your vote, on the back of this card. Please return this card in the enclosed envelope as soon as possible. Your vote is important.

When you sign and return this proxy card, you:

Appoint Christopher G. Kuhn, Gene S. Godick and James W. McKenzie, Jr. and each of them (or any substitutes they may appoint to take their place), as proxies to vote these shares as you have instructed on the reverse side of this card, at the annual meeting to be held on Friday May 19, 2006 in the offices of Morgan, Lewis & Bockius, LLP, 1701 Market Street, Philadelphia, Pennsylvania, and at any adjournments or postponements of the meeting;

Authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting; and

Revoke any previous proxy you may have signed.

IF YOU DO NOT SPECIFY HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR EACH NOMINEE AND IN THEIR DISCRETION AS TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

(Continued and to be Signed and Dated on the Reverse Side)